                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Eastman Chemical Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[EASTMAN LOGO]

                                 March 27, 1999

DEAR FELLOW SHAREOWNER:

     Our Annual Meeting will be held at our Employee Center, located at 400 South Wilcox Drive, in Kingsport, Tennessee, on May 6, 1999, at 10:00 a.m. Doors to the meeting will open at 9:00 a.m. The business to be considered and voted upon at the meeting is explained in the accompanying proxy materials (consisting of the Notice of Annual Meeting, the Proxy Statement, and the form of proxy). A copy of Eastman's 1998 Annual Report accompanies these materials.

     We are pleased to offer two new enhancements to our proxy solicitation and Annual Meeting process this year.

     - First, we enabled shareowners to elect to receive the proxy materials and the Annual Report electronically via the Internet. This helps us hold down proxy solicitation and printing costs, and we also hope that those of you who chose this alternative found it convenient and useful.

     - Second, we are offering two new ways to vote your shares by proxy, in addition to the traditional paper proxy card. You may vote via the Internet by accessing ADP's website at www.proxyvote.com, or you may vote by telephone by calling 1-800-690-6903 (if you are the "record holder" of shares registered in your name on the Company's stock ownership and transfer records) or 1-800-454-8683 (if you are the beneficial owner of shares held in "street name" by a broker, bank, or other record holder). In either case, you will need the Control Number that is imprinted on your personalized proxy card (or, if you received the proxy materials from a broker or bank, your voting instruction form) or that you have received from ADP electronically.

     WHETHER YOU CHOOSE TO VOTE BY PROXY CARD, TELEPHONE, OR COMPUTER, IT WOULD HELP IF YOU VOTED AS SOON AS POSSIBLE. Your vote is important, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy via the Internet or telephone will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. If you are a record holder and have received our proxy materials by mail in paper form, an admission ticket is included with the enclosed proxy card. If you received our proxy materials electronically via the Internet or from a broker or bank and do not have an admission ticket and wish to attend the meeting, please call (423) 224-0905.

     Thank you for your support of our Company.

                                           Sincerely,
                                           /s/ EARNIE DEAVENPORT

                                           Earnest W. Deavenport, Jr.
                                           Chairman and Chief Executive Officer

                            EASTMAN CHEMICAL COMPANY
                             100 NORTH EASTMAN ROAD
                           KINGSPORT, TENNESSEE 37660
                                 (423) 229-2000

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                           TO BE HELD ON MAY 6, 1999
                             ---------------------

To Our Shareowners:

     The 1999 Annual Meeting of Shareowners (the "Annual Meeting") of Eastman Chemical Company ("Eastman" or the "Company") will be held at the Eastman Employee Center, located at 400 South Wilcox Drive, Kingsport, Tennessee, on May 6, 1999, at 10:00 a.m., local time, for the following purposes:

          1. ELECT DIRECTORS. To consider and act upon the election of four directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2002 and until their successors are duly elected and qualified;

          2. APPROVE 1999 DIRECTOR LONG-TERM COMPENSATION PLAN. To consider and act upon the proposed 1999 Director Long-Term Compensation Plan;

          3. RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To consider and act upon ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company until the Annual Meeting of Shareowners in 2000;

          4. SHAREOWNER PROPOSAL. If properly presented, to consider and act upon the shareowner proposal set forth in the accompanying Proxy Statement, which is opposed by the Board of Directors; and

          5. OTHER BUSINESS. To transact such other business as may come properly before the Annual Meeting or any adjournments or postponements thereof.

     Only shareowners of record at the close of business on March 15, 1999 are entitled to vote at the Annual Meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. Please vote by proxy in one of these ways:

        - USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card (if you received the proxy materials in paper form) or voting instruction form (if you received the proxy materials from a broker or bank) or that you have received from ADP electronically (if you received the proxy materials electronically);

        - VISIT THE ADP WEBSITE at www.proxyvote.com; or

        - MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD in the postage-paid envelope provided (if you received the proxy materials in paper form).

     Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

                                  By order of the Board of Directors
                                  /s/ Theresa K. Lee
                                  Theresa K. Lee
                                  Secretary

March 27, 1999

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREOWNERS OF
                            EASTMAN CHEMICAL COMPANY
                           TO BE HELD ON MAY 6, 1999

                                  INTRODUCTION

PROXY STATEMENT AND ANNUAL MEETING

     This Proxy Statement is dated March 27, 1999 and is first being mailed and delivered electronically to Eastman shareowners, and made available on the Internet (www.eastman.com), on or about April 1, 1999. This Proxy Statement is being furnished to shareowners in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareowners of the Company to be held on May 6, 1999, and at any adjournments or postponements thereof. At the Annual Meeting, shareowners will be asked to vote on four proposals, which are listed in the accompanying Notice of Annual Meeting and described in more detail under "Proposals To Be Voted Upon."

VOTING BY PROXY

     By executing and returning the proxy (either by returning the paper proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint Allan R. Rothwell, the Company's Chief Financial Officer and Harold L. Henderson, the Company's General Counsel, to represent you at the Annual Meeting and direct them to vote your shares at the Annual Meeting according to your instructions. Shares of common stock represented by proxy will be voted by the proxy holders at the Annual Meeting in accordance with the instructions indicated in the proxy appointment. IF YOU PROPERLY EXECUTE AND RETURN YOUR PROXY (IN PAPER FORM, ELECTRONICALLY VIA THE INTERNET, OR BY TELEPHONE) BUT DO NOT INDICATE ANY VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     SHAREOWNERS OF RECORD MAY VOTE BY PROXY IN ONE OF THREE WAYS:

     - By telephone: call 1-800-690-6903 and use the Control Number on your personalized proxy card or that you received electronically from ADP;

     - Via Internet: visit the ADP web site at www.proxyvote.com and use the Control Number on your personalized proxy card or that you received electronically from ADP; or

     - By mail: if you received your proxy materials in paper form, mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

The Internet and telephone voting procedures are designed to authenticate shareowner identities, to allow shareowners to give voting instructions, and to confirm that shareowners' instructions have been recorded properly. Shareowners voting by Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareowner.

     IF YOUR SHARES ARE HELD IN "STREET NAME" THROUGH A BROKER, BANK OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE INSTRUCTIONS FROM THE REGISTERED HOLDER THAT YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED FOR YOU BY SUCH RECORD HOLDER. Telephone and Internet voting is also being offered to shareowners who own their Eastman shares through certain banks and brokers.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before its exercise at the Annual Meeting by either:

     - giving written notice of revocation to the Secretary of the Company,

     - executing and delivering a later-dated proxy, or

     - voting in person at the Annual Meeting.

All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Theresa K. Lee, Secretary.

SHAREOWNERS ENTITLED TO VOTE

     The Company's Board of Directors has fixed the close of business on March 15, 1999 as the record date (the "Record Date") for the determination of the shareowners entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of shares of common stock as of the Record Date will be entitled to vote at the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

     As of the Record Date, there were 78,172,937 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. Holders of common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of common stock held of record as of the Record Date.

QUORUM

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at the Annual Meeting. Abstentions, votes withheld, and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a nominee (such as a broker or bank) holding shares in "street name" as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

REQUIRED VOTE

     A plurality of the votes cast is required for the election of directors. With respect to the election of directors, shareowners may by proxy (1) vote "for" all four nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast (meaning the four nominees receiving the greatest number of votes will be elected), withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election. Similarly, any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors.

     The affirmative vote of a majority of the votes cast is required for approval of the proposed 1999 Director Long-Term Compensation Plan, ratification of the appointment of independent accountants, and adoption of the shareowner proposal. With respect to each proposal, shareowners may by proxy (1) vote "for," (2) vote "against," or (3) "abstain" from voting. Abstentions and any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of any of the proposals.

PROXY SOLICITATION COSTS

     The cost of soliciting proxies and the cost of the Annual Meeting will be paid by the Company. In addition to the solicitation of shareowners of record by mail and electronic delivery, proxies may be solicited by telephone, facsimile, personal contact, and similar means by directors, officers, or employees of the Company, none of whom will be specially compensated for such activities. The Company also contacts brokerage houses, banks, nominees, custodians, and fiduciaries, who can be identified as record holders of common stock. Such holders, after inquiry by the Company, provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to beneficial owners, and the Company reimburses them for the expense of mailing proxy materials and Annual Reports to such persons. Kissel-Blake, Inc. has been retained by the Company to aid in the solicitation of proxies, at a cost of $9,500 plus expenses.

MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS PROXY STATEMENT

     The Company's management does not know of any matters to be acted upon at the Annual Meeting other than those presented in this Proxy Statement under "Proposals To Be Voted Upon". If any other matters were to be properly presented, the persons designated as proxies would have the discretion to vote on those matters for you.

     Under Eastman's Bylaws, a shareowner may submit a matter for a vote of the Company's shareowners at a meeting by giving adequate notice to the Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws (which will be provided upon written request) about the shareowner and the proposal and be delivered to the Secretary not less than 60 days prior to the meeting. If, however, the meeting is an annual meeting to be held before the first Thursday in May (the regular day called for by the Bylaws) or a special meeting, notice of a proposal to be brought before the meeting may be provided up to the 15th day following the date notice of the meeting was given. Under this criteria, shareowners had until March 7, 1999, to provide notice of any matters to be presented at the Annual Meeting.

SHAREOWNER PROPOSALS FOR THE 2000 ANNUAL MEETING

     In accordance with rules of the Securities and Exchange Commission (the "SEC"), if you want to submit a proposal for presentation at the 2000 Annual Meeting of Shareowners, it must be received by the Company at its principal executive offices on or before November 27, 1999 in order to be included in the Company's proxy materials relating to the 2000 Annual Meeting of Shareowners. In addition, as described under "Matters Raised at the Annual Meeting not Included in this Proxy Statement", the Company's Bylaws require that a proposal to be submitted by a shareowner for a vote of the Company's shareowners, whether or not also submitted for inclusion in the Company's proxy materials, must be preceded by adequate and timely notice to the Secretary of the Company. If the 2000 Annual Meeting is held on Thursday, May 4, 2000 (the regular day called for by the Bylaws), then such advance notice would be timely if delivered on or before March 5, 2000.

NOMINATIONS BY SHAREOWNERS FOR ELECTION TO BOARD OF DIRECTORS

     The Company's Bylaws provide that nominations by shareowners of persons for election to the Board of Directors may be made by giving adequate notice to the Secretary of the Company. To be adequate, the nomination notice must set forth certain information specified in our Bylaws (which will be provided upon written request) about each shareowner submitting a nomination and each person being nominated and be delivered to the Secretary not less than 60 days prior to the meeting. If, however, the meeting is an annual meeting to be held before the first Thursday in May or a special meeting, the nomination notice may be provided up to the 15th day following the date notice of the meeting was given. The Committee on Directors of the Board of Directors will consider persons recommended by shareowners.

ANNUAL REPORT TO SHAREOWNERS AND ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report to Shareowners for 1998, including consolidated financial statements for the year ended December 31, 1998, is being mailed to shareowners and made available via the Internet concurrently with this Proxy Statement and does not form any part of the proxy solicitation material. Upon the written request of any shareowner, the Company will furnish without charge (other than for exhibits) a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, including consolidated financial statements, as filed with the SEC. Requests may be made to Eastman Chemical Company, P.O. Box 431, Kingsport, Tennessee 37662-5371, Attention: Corporate Information Center. This information is also available via the Internet at the Company's World Wide Web site (www.eastman.com), and the EDGAR version of such report (with exhibits) is available at the SEC's World Wide Web site (www.sec.gov).

                           PROPOSALS TO BE VOTED UPON

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Under the Company's Bylaws, a director reaching age 70 during any term of office continues to be qualified to serve only until the next annual meeting of shareowners following his or her 70th birthday (or, if approved by unanimous action of the Board of Directors, until the next annual meeting following his or her 71st birthday). Four directors are in the class for which the term in office expires at the Annual Meeting; these four directors have each been nominated for re-election for a new three-year term. The terms of the other six directors continue after the Annual Meeting although, under the current Board retirement policy, Mr. Mitchell is retiring from the Board at the Annual Meeting. The Board has elected Donald W. Griffin to fill the vacancy to be created by Mr. Mitchell's retirement, effective upon Mr. Mitchell's resignation. Mr. Griffin will serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2000.

     The shareowners are being asked to vote on the election of four directors to the class for which the term of office shall expire at the Annual Meeting of Shareowners in 2002 and until their successors are duly elected and qualified. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for the election of the four nominees identified below. If any nominee is unable or unwilling to serve (which is not anticipated), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board or, as an alternative, the Board could reduce the number of directors to be elected at the Annual Meeting.

     THE NOMINEES HAVE BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE COMMITTEE ON DIRECTORS OF THE BOARD. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF THE FOUR NOMINEES IDENTIFIED BELOW.

     Set forth below is certain information regarding each current director and Mr. Griffin, including a description of his or her positions and offices with the Company (other than as a director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships and similar positions presently held by him or her in certain other companies, organizations, or associations; and his or her age. Messrs. Deavenport and Bourne were first elected to the Board in November 1993; Miss Marks, Messrs. Arnelle, Campbell, Liu, and Mitchell, and Dr. White, joined the Board on January 1, 1994, immediately after completion of the Company's spin-off from Eastman Kodak Company. Mr. Dempsey was elected to the Board on May 1, 1997, and Mr. Donehower was elected to the Board on February 3, 1998. As described above, Mr. Griffin is not currently a director, but will fill the vacancy to be created by Mr. Mitchell's retirement at the Annual Meeting.

                                         NOMINEES FOR DIRECTOR
                                   TERM EXPIRING ANNUAL MEETING 2002
-------------------------------------------------------------------------------------------------------
[PHOTO]                  CALVIN A. CAMPBELL, JR.
                         Mr. Campbell has been Chairman of the Board, President and Chief Executive
                         Officer of Goodman Equipment Corporation since 1971. Goodman Equipment designs, manufactures, and markets worldwide underground mining locomotives and personnel carriers and plastics blow molding machinery. He was also
                         President and Chief Executive Officer of Cyprus Amax Minerals Company in 1992,
                         Chairman of the Board in 1991 and 1992, and a director from 1985 through 1994.
                         Mr. Campbell is a member of the board of directors of Mine Safety Appliances
                         Company and of Bulley & Andrews Company. He also serves as Chairman of the
                         National Association of Manufacturers, is a director of the National Mining
                         Association, is a director and former Chairman of the Illinois Manufacturers
                         Association, and serves as a trustee of the Illinois Institute of Technology.
                         Mr. Campbell is 64.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  EARNEST W. DEAVENPORT, JR.
                         Mr. Deavenport is Chairman of the Board and Chief Executive Officer of the
                         Company. He joined the Company in 1960. Mr. Deavenport was named President of the Company in 1989. He also served as Group Vice President of Eastman Kodak
                         Company from 1989 through 1993. Mr. Deavenport is a member of the boards of directors of First American Corporation and Milliken & Company. He also serves as a director of the Chemical Manufacturers Association, the American Plastics
                         Council, and the National Association of Manufacturers, on the Board of
                         Trustees of the Malcolm Baldridge National Quality Award Foundation, and on
                         the policy committee of the Business Roundtable. Mr. Deavenport is 60.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  JOHN W. DONEHOWER
                         Mr. Donehower is Senior Vice President and Chief Financial Officer of
                         Kimberly-Clark Corporation. He joined Kimberly-Clark in 1974, and served in a series of management positions prior to election to his current position in
                         1993. Mr. Donehower is also a member of the board of directors of Allendale
                         Mutual Insurance Company and Kimberly-Clark De Mexico S.A. de C.V. He is 52.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  LEE LIU
                         Mr. Liu is the Chairman of the Board of Interstate Energy Corporation, and was
                         Chairman of the Board and Chief Executive Officer of IES Industries, Inc.,
                         predecessor of Interstate Energy Corporation, and of IES Utilities, the major subsidiary of IES Industries, from 1993 to 1998. Mr. Liu has been with Iowa
                         Electric Light & Power Company, predecessor of IES Industries, since 1957. He is also a member of the boards of directors of Principal Financial Group and
                         McLeod USA Incorporated. Mr. Liu is 65.
-------------------------------------------------------------------------------------------------------

                          MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                                   TERM EXPIRING ANNUAL MEETING 2000
-------------------------------------------------------------------------------------------------------
[PHOTO]                  JERRY E. DEMPSEY
                         Mr. Dempsey served as Chairman of the Board and Chief Executive Officer of PPG
                         Industries, Inc. from 1993 until his retirement in 1997. From 1991 until he joined PPG, he was Senior Vice President of WMX Technologies, Inc., a waste treatment and disposal company, and Chairman of its publicly-traded, major-
                         ity-owned subsidiary, Chemical Waste Management, Inc., having served as Presi-
                         dent and Chief Executive Officer of Chemical Waste Management, Inc. since
                         1985. Mr. Dempsey is also a member of the board of directors of Navistar
                         International Corporation. He is 66.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  DONALD W. GRIFFIN
                         Mr. Griffin is Chairman of the Board, President, and Chief Executive Officer
                         of Olin Corporation, a manufacturer of chemicals, metals, and ammunition. He joined Olin in 1961, and served in a series of marketing and management positions prior to election to the position of President and Chief Operating
                         Officer in 1994 and to his current positions in 1996. Mr. Griffin is also a member of the boards of directors of A.C. Nielsen Corporation and Rayonier,
                         Inc. He also serves as a director of the Chemical Manufacturers Association, the National Shooting Sports Foundation, the Wildlife Management Institute,
                         and the Small Arms and Ammunition Manufacturers Institute, and as a trustee of the University of Evansville and the Buffalo Bill Historical Center. He is 62.
                         Mr. Griffin is not currently a director of the Company, but has been appointed to fill the vacancy to be created by Gerald B. Mitchell's retirement at the
                         Annual Meeting.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  MARILYN R. MARKS
                         Miss Marks is Chairman of the Board and Chief Executive Officer of Dorsey
                         Trailers, Inc., positions she has held since 1987. She was also President of
                         Dorsey Trailers, Inc. from 1987 to November, 1997. Miss Marks is also a member of the board of directors of Dana Corporation, and also serves as a director of the American Trucking Associations Foundation. Miss Marks is 46.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  GERALD B. MITCHELL
                         Mr. Mitchell retired from Dana Corporation, a vehicle parts supply company, in
                         1990, following 44 years of service. From 1980 until his retirement, Mr.
                         Mitchell was the Chairman of the Board and Chief Executive Officer. Mr.
                         Mitchell is a member of the boards of directors of West Point-Stevens, Inc.,
                         Worthington Industries, Inc., and George Weston Ltd. (Canada). He is 71. Under
                         the Bylaw provision governing Board retirement age, Mr. Mitchell will resign from the Board at the Annual Meeting.
-------------------------------------------------------------------------------------------------------

                                   TERM EXPIRING ANNUAL MEETING 2001
-------------------------------------------------------------------------------------------------------
[PHOTO]                  H. JESSE ARNELLE
                         Mr. Arnelle is of counsel to the Winston-Salem, North Carolina-based law firm of Womble, Carlyle, Sandridge & Rice. He was a partner of the San
                         Francisco-based law firm of Arnelle, Hastie, McGee, Willis & Greene or its predecessor from 1985 until 1997. Mr. Arnelle is Immediate Past Chairman of the Board of Trustees of Pennsylvania State University, is a director of the
                         National Football Foundation and Collegiate Hall of Fame, and is a member of the boards of directors of Waste Management, Inc., FPL Group, Inc., Textron,
                         Inc., Armstrong World Industries, Inc., and Union Pacific Resources, Inc. He
                         is 65.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  R. WILEY BOURNE, JR.
                         Mr. Bourne is Vice Chairman of the Board and Executive Vice President of the
                         Company, responsible for all business organizations. He joined the Company in
                         1959 and was named Executive Vice President in 1989. Mr. Bourne also served as a Vice President of Eastman Kodak Company from 1986 through 1993. He is also a member of the board of directors of Unifi, Inc. Mr. Bourne also serves as a member of the Board of Trustees and vice chairman of the United States Council for International Business, on the regional advisory Board of First Tennessee
                         Bank, as a director of the American Industrial Health Council, East Tennessee
                         State University Foundation, and the Massachusetts Institute of Technology
                         Society of Sloan Fellows, and on the Board of Trustees of Tennessee Wesleyan
                         College, the Visiting Committee of the James H. Quillen College of Medicine,
                         and the Board of Visitors of North Carolina A&T State University. Mr. Bourne
                         is 61.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  DR. JOHN A. WHITE
                         Dr. White is Chancellor of the University of Arkansas. From 1991 to 1997, he
                         was Dean of the College of Engineering at the Georgia Institute of Technology.
                         From July 1988 to September 1991, he was Assistant Director of the National
                         Science Foundation in Washington, D.C., and served on the faculty of the
                         Georgia Institute of Technology from 1975 to 1997. Dr. White is also a member of the National Science Board, a member of the National Academy of
                         Engineering, and a member of the boards of directors of Motorola, Inc.,
                         Russell Corporation, J.B. Hunt Transport Services, Inc., and Logility, Inc. He
                         is 59.

-------------------------------------------------------------------------------------------------------

BOARD COMMITTEES

     The Board of Directors has an Audit Committee, a Committee on Directors, a Compensation and Management Development Committee, a Finance Committee, and a Health, Safety & Environmental and Public Policy Committee. All committee members are non-employee, independent directors. Certain committee assignments will be changed following the Annual Meeting, as indicated below.

     AUDIT COMMITTEE. The members of the Audit Committee are Dr. White (Chair) and Messrs. Arnelle, Campbell, and Donehower. The Audit Committee held four meetings during 1998. The Audit Committee:

     - reviews the interim and annual financial statements;

     - annually recommends to the Board of Directors the firm to be engaged as independent accountants for the Company;

     - reviews the scope of, and the reports and findings of, the audit activities of the independent accountants and of the Company's internal auditing staff;

     - reviews the adequacy of the training of personnel and monitoring of the internal audit function and the annual compensation paid to the independent accountants;

     - meets separately and privately with the independent accountants and with the Company's general auditor and chief financial and accounting officers to ascertain if any restrictions have been placed on the scope of their activities or if there has been any lack of adequate response to their recommendations;

     - reviews the Company's corporate compliance program; and

     - makes periodic reports and recommendations to the Board.

     COMMITTEE ON DIRECTORS. The members of the Committee on Directors are Messrs. Campbell (Chair), Arnelle, Liu and Mitchell. After the Annual Meeting, the Committee on Directors will consist of Messrs. Campbell (Chair), Arnelle, Griffin, and Liu. The Committee on Directors held five meetings during 1998. The Committee on Directors:

     - conducts a bi-annual assessment of the Board's performance, for discussion with the full Board;

     - recommends to the Board criteria for Board membership and annually reviews the Board's composition for purposes of assessing its diversity and skills;

     - makes recommendations regarding compensation of non-employee directors, and acts as the administrator of certain non-employee director compensation plans, and can amend or take actions with respect to such plans where permitted by such plans;

     - reviews the qualifications of candidates for Board membership and recommends to the Board the slate of director candidates to be proposed for election by shareowners at each annual meeting;

     - recommends to the Board criteria relating to the tenure of a director;

     - when appropriate, recommends to the Board that it recommend to the shareowners removal of a director for cause; and

     - periodically reviews the Board's committee structure and committee assignments and recommends to the board any appropriate changes thereto.

     COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. The members of the Compensation and Management Development Committee (the "Compensation Committee") are Messrs. Mitchell (Chair), Dempsey, and Liu and Miss Marks. After the Annual Meeting, the Compensation Committee will consist of Messrs. Liu (Chair) and Dempsey, Miss Marks, and Dr. White. The Compensation Committee held five meetings during 1998. The Compensation Committee:

     - determines the compensation of employees who are members of the Board;

     - determines, based upon the recommendations of the Chairman of the Board, compensation of the Company's other executive officers;

     - reviews proposed employee benefit plans and executive compensation plans, and proposed changes to existing plans under certain circumstances;

     - acts as the administrator of certain employee benefit plans and executive compensation plans;

     - reviews management development and succession plans relating to the Company's senior officers;

     - makes recommendations to the Board regarding the foregoing matters; and

     - can amend or take actions with respect to the Company's employee compensation and benefit plans where permitted by such plans.

     FINANCE COMMITTEE. The members of the Finance Committee are Miss Marks (Chair) and Messrs. Dempsey, Donehower, and Liu. The Finance Committee held six meetings during 1998. The Finance Committee:

     - reviews the Company's short-and long-term financing plans, its financial position and forecasts, and its capital expenditure budgets and certain capital projects;

     - reviews transactions, such as acquisitions and divestitures, that may have a material impact on the Company's financial profile;

     - makes recommendations to the Board regarding those matters and regarding dividends; and

     - reviews the results of the Eastman Retirement Assistance Plan and the activities of the Eastman Retirement Assistance Plan Committee.

     HEALTH, SAFETY & ENVIRONMENTAL AND PUBLIC POLICY COMMITTEE. The members of the Health, Safety & Environmental and Public Policy Committee are Messrs. Arnelle (Chair), Dempsey, and Donehower and Dr. White. After the Annual Meeting, the Health, Safety & Environmental and Public Policy Committee will consist of Messrs. Arnelle (Chair), Dempsey, Donehower, and Griffin. The Health, Safety & Environmental and Public Policy Committee held three meetings during 1998. The Health, Safety & Environmental Public Policy Committee:

     - reviews and makes recommendations to the Board regarding the Company's policies and practices concerning health, safety, and environmental matters;

     - reviews with the Company's management and reports to the Board on the Company's health, safety, and environment assessment practices, and its processes for complying with related laws and regulations and on health, safety, and environmental matters involving the Company, including any significant liabilities or anticipated expenditures with respect thereto, and periodically reviews with management the Company's public disclosure policies and practices, and coordinates with the Audit and Finance Committees, with respect thereto;

     - reviews and monitors, and makes recommendations to the Board regarding, significant matters of health, safety, and environmental public policy concerning the Company;

     - reviews and makes recommendations to the Board regarding certain significant matters of public policy concerning the Company;

     - periodically reviews with management the Company's list of public policy issues; and

     - monitors and periodically reports to the Board on federal and state legislative and regulatory initiatives and the Company's lobbying and advocacy activities.

MEETING ATTENDANCE

     The Board of Directors held eight meetings during 1998. Each current director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

DIRECTOR COMPENSATION

     DIRECTORS' ANNUAL COMPENSATION. Each director who is not an employee of the Company receives an annual retainer fee of $30,000, payable in cash. In addition, each such director receives a fee of $1,100 for each Board meeting attended and for each committee meeting attended (and, in the case of the Finance Committee and the Health, Safety & Environmental and Public Policy Committee, regardless of whether such director is a member of such committee), and reimbursement of expenses related to attendance. The chairperson of each committee receives an additional annual retainer of $5,000. Directors who are also employees of the Company receive no Board or committee fees.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Company maintains the Directors' Deferred Compensation Plan (the "DDCP"), an unfunded, non-qualified, deferred compensation plan under which non-employee directors of the Company may elect on a voluntary basis to defer compensation received as a director until such time as they cease to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred includes all cash compensation for service as a director, including retainer and meeting fees. Mr. Arnelle, Miss Marks, and Dr. White deferred compensation during 1998.

     The deferred amounts may be credited to individual "Interest Accounts" under the DDCP (which are credited with interest until transfer or distribution at the prime rate as quoted in The Wall Street Journal), to individual "Stock Accounts" under the DDCP (which increase or decrease in value depending upon the market price of Eastman common stock), or to a combination thereof. Under the Stock Account, dollar amounts are "invested" in hypothetical shares of the Company's common stock. If cash dividends are declared on shares of common stock, then any participant who has hypothetical shares in the Stock Account receives a dividend equivalent which is used to "purchase" additional hypothetical shares under the DDCP. A participant may elect to transfer the dollar amount of all or any portion of his or her Stock Account to the Interest Account, or vice versa.

     Upon termination as a director, the value of a participant's Interest Account and Stock Account will be paid, in cash, in a single lump sum or up to ten annual installments, as determined in the sole discretion of the Committee on Directors. Payment will commence in any year up through the tenth year following termination of directorship, as determined by the Committee on Directors, except that payment must commence no later than the year in which the participant reaches age 71.

     The DDCP provides that a participant, whether or not still a director, may request that part or all of such participant's Interest Account and Stock Account be distributed immediately in the event of a severe financial hardship. The determination of whether a hardship exists will be made by the Committee on Directors.

     The DDCP also provides that a participant may withdraw at any time all or a portion of his or her balances in the Interest and Stock Accounts, provided that the participant forfeit 10% of the balance of his or her Accounts and not be permitted to participate in the DDCP for a period of 36 months from the date of the early withdrawal payment. In addition, if, within any six month period, either 50% or more of the DDCP participants elect such early withdrawal from the DDCP or 20% or more of DDCP participants with aggregate Account balances valued at 50% or more of the total value of all DDCP Accounts elect such early withdrawal, then the Accounts of each remaining DDCP participant will be distributed in a single lump sum.

     If the Company undergoes a "change in control" (as defined in the DDCP, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), then the Accounts of each participant, whether or not the participant is still a director, will be paid in a single lump sum no later than 90 days following the change in control.

     1994 DIRECTOR LONG-TERM COMPENSATION PLAN. Under the Company's 1994 Director Long-Term Compensation Plan ("the Director Long-Term Plan"), each non-employee director received, upon the later of January 1, 1994 and the first day of his or her initial term of service as a director, an award of nonqualified stock options covering shares of Eastman common stock having a fair market value of $25,000 at the time of grant and an award of restricted shares having a fair market value of $10,000 at the time of grant. Accordingly, on January 1, 1994, Miss Marks, Messrs. Arnelle, Campbell, Liu, and Mitchell, and Dr. White each received

232 shares of restricted stock and an option to purchase 578 shares of common stock at $43.2875 per share; on May 1, 1997, Mr. Dempsey received 191 shares of restricted stock and an option to purchase 476 shares of common stock at $52.6250 per share; and on February 3, 1998, Mr. Donehower received 163 shares of restricted stock and an option to purchase 407 shares of common stock at $61.4625 per share.

     Each option has an exercise price equal to the fair market value of the shares on the date of grant. For purposes of determining the number of shares underlying and the exercise price of any option and the number of restricted shares, "fair market value" is determined based on the average of the closing prices of the shares on the date of grant and the following nine days. One half of the options vest upon the first anniversary of the date of grant and the other half upon the second anniversary of the date of the grant. Each option has a term of ten years. The options provide, with respect to exercises through the surrender of previously owned shares of common stock, for the issuance of new "reload" options covering the same number of shares as surrendered in the exercise (with an exercise price equal to the fair market value of the shares on the date of exercise of the original option). Restricted shares awarded under the Director Long-Term Plan vest and become transferable three years from the date of award if, and only if, the grantee is still a director of the Company at that time or his or her tenure is terminated by reason of death, disability, or failure to be reelected by the shareowners. During the restricted period, the director is entitled to voting and dividend rights with respect to the stock.

     The Director Long-Term Plan contains provisions regarding the treatment of options and restricted stock in the event of a "change in control" (as defined in the Director Long-Term Plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event, the options and restricted stock generally will be vested, valued, and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. The maximum number of shares that may be granted or subject to awards under the Director Long-Term Plan is 60,000, but the Director Long-Term Plan provides that in the event of certain changes in the capital or capital stock of the Company, the Committee on Directors shall make appropriate adjustments in the number and kind of shares that may be issued under the Director Long-Term Plan and any adjustments or modifications to outstanding awards deemed appropriate by such Committee. No new grant or award may be made under the Director Long-Term Plan after December 31, 1998.

     The Board of Directors has adopted a new 1999 Director Long-Term Compensation Plan, subject to shareowner approval at the Annual Meeting, which is substantially similar to, and intended to replace, the 1994 Director Long-Term Plan. See "Item 2 -- Approval of the 1999 Director Long-Term Compensation Plan."

     1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"), each non-employee director may elect to receive options to purchase Eastman common stock in lieu of his or her annual retainer (but not meeting fees or other compensation as a director). A maximum of 150,000 shares of common stock are available for the grant of stock options under the Director Stock Option Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting common stock. No grant may be made under the Director Stock Option Plan after May 2, 2006.

     Each non-employee director may make an annual advance irrevocable election to receive all or a portion of his or her retainer to be earned in the following year in options to purchase common stock. The number of shares of common stock underlying stock options granted is determined by multiplying the amount of the semi-annual retainer the director elects to receive in stock options by three and one-third, then dividing by the fair market value per share of common stock (defined as the closing price per share reported by the New York Stock Exchange) on the date the options are granted. Miss Marks and Dr. White received options in lieu of retainer during 1998.

     The exercise price per share of all stock options granted under the Director Stock Option Plan is 100% of the fair market value per share of common stock on the grant date, defined as the closing price per share reported by the New York Stock Exchange. Options granted under the Director Stock Option Plan are not exercisable until six months from the date of grant, and remain exercisable thereafter until the tenth anniversary of the date of grant, regardless of whether the participant is still a director. Options may be exercised either by the payment of cash in the amount of the aggregate option price or by surrendering shares of common stock, or a combination of both, having a combined value equal to the aggregate option price of the shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the tenth anniversary of the date of grant will expire.

     Upon the occurrence of a "change in control" of the Company (as defined in the Director Stock Option Plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), any and all outstanding options under the Director Stock Option Plan become immediately exercisable.

                           ITEM 2 -- APPROVAL OF THE
                   1999 DIRECTOR LONG-TERM COMPENSATION PLAN

     On February 4, 1999, the Board of Directors adopted, subject to shareowner approval at the Annual Meeting, the 1999 Director Long-Term Compensation Plan (the "DLTP"), as a replacement for the 1994 Director Long-Term Compensation Plan (the "Predecessor Plan"), under which no new grants or awards may be made after December 31, 1998.

     A summary of the DLTP is set forth below. The summary is qualified in its entirety by the full text of the DLTP, which is attached to this Proxy Statement as Appendix A.

OPERATION OF THE PLAN AND TERMS OF AWARDS

     ELIGIBLE DIRECTORS. The DLTP is a compensation plan for the non-employee directors of the Company, currently eight persons.

     ANNUAL OPTION GRANTS. Under the DLTP, immediately following each annual meeting of the Company's shareowners, each non-employee director will receive a non-qualified stock option to purchase 1,000 shares of Eastman common stock. Such options will have an exercise price equal to the fair market value (defined as the closing price per share reported on the New York Stock Exchange) of the underlying shares of common stock on the date the options are granted. The options will vest and become exercisable with respect to one half of the option shares on the first anniversary of the date of the grant and with respect to the remaining shares on the second anniversary of the date of the grant. Each such option will have a term of ten years and be nonassignable (except by will or the laws of descent and distribution). If the grantee ceases to be a director for any reason other than death, disability or completion of his or her normal term of service, all outstanding unexercised options, whether or not vested, will expire.

     If an option is exercised by the surrender of previously-owned shares of Eastman common stock while the director is still a director or within 60 days thereafter, then the director exercising the option will be granted a new "reload" option for the number of shares so surrendered. Such replacement option will have a term equal to the remaining term of the original option, will have an exercise price equal to the fair market value of the underlying shares as of the date of exercise of the original option, and will otherwise have the same terms and conditions as the original option. Reload options will not, however, have similar replacement rights, and will be exercisable on the earlier of six months from the date of grant or the grantee's termination as a director.

     ONE-TIME RESTRICTED STOCK AWARDS. In addition to the options described above, each non-employee director whose initial term of service as a director begins on or after January 1, 1999 shall be granted, on the first date of such director's term of service as a director, an award of shares of common stock having a fair market value equal to $10,000 as of such date, subject to certain restrictions ("restricted shares"). The restricted shares granted pursuant to the DLTP will not be transferable (except by will or the laws of descent and distribution) and will be subject to certain risks of forfeiture as described below. All restrictions on the shares awarded under the DLTP will lapse on the earlier of the third anniversary of the date of grant (provided the grantee is then still a director of the Company), the death or disability of the director, or the grantee's failure to be reelected as a director in an election in which he or she consented to be named as a director nominee. If, during the three-year vesting period, the grantee ceases to be a director of the Company and his or her directorship terminated for any reason other than death, disability or the failure to be reelected as described above, then his or her restricted shares shall be cancelled and forfeited. During the restricted period, the director will have all of the rights of a shareowner (other than the right to transfer the shares) with respect to the restricted shares, including voting, dividend and other rights with respect to the stock.

     TREATMENT OF OPTIONS AND RESTRICTED STOCK UPON "CHANGE IN CONTROL." The DLTP contains provisions regarding the treatment of options and restricted shares in the event of a "change in control" of the Company (as defined in the DLTP, generally involving circumstances in which the Company is acquired by another entity or the controlling ownership is changed). In such event, all outstanding options would immediately vest and become exercisable and all outstanding shares of restricted stock would immediately vest and become transferable, and such options and shares would be valued and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. However, the Committee on Directors will have the discretion, notwithstanding any particular event constituting a change in control, to determine that the event is of the type that does not warrant the described consequences with respect to options and restricted shares under the DLTP, in which event such consequences would not occur.

     SHARES AVAILABLE. The maximum number of shares of common stock that may be granted or subject to awards under the DLTP is 60,000, and no award may be made after the later of May 1, 2004 or the 2004 annual meeting of shareowners of the Company.

     ADJUSTMENT OF SHARES. In the event of certain changes in the capital or capital stock of the Company, the Committee on Directors will make appropriate adjustments in the number and kind of shares that may be issued under the DLTP and any adjustments or modifications to outstanding awards as the Committee on Directors deems appropriate.

TERMINATION AND AMENDMENT

     The Board of Directors or the Committee on Directors may suspend, amend, modify or terminate the DLTP at any time without the approval of the shareowners. The Board or such Committee may condition any amendment or modification on the approval of the shareowners if such approval is deemed necessary or advisable with respect to tax, securities or other applicable laws, policies or regulations.

CERTAIN FEDERAL INCOME TAX AND ACCOUNTING EFFECTS

     Under present Internal Revenue Code provisions and Internal Revenue Service regulations, the following are the general federal income tax consequences arising with respect to grants and awards under the DLTP. The grant of a stock option will have no tax consequences for the director or the Company. Upon exercising a stock option, the director will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the exercise date and the Company will be entitled to take a deduction for the same amount. With respect to restricted shares, the director will recognize ordinary income in an amount equal to the fair market value of the shares received at the time they become either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction for the same amount at that time. The tax treatment upon disposition of shares acquired under the DLTP will depend upon how long the shares have been held. There are no tax consequences to the Company upon a director's disposition of shares acquired under the DLTP.

     Under currently proposed accounting interpretations by the Financial Accounting Standards Board (anticipated to become effective on or about September 30, 1999), stock options granted to non-employee directors would be accounted for under the fair value method. Under this accounting method, the Company would recognize a charge to earnings equal to the value of the options on the vesting date. Prior to the vesting date, there would be quarterly accruals based on fair value calculations at the end of each quarter, amortized over the vesting period. Prior to the effective date of such proposed accounting interpretations, the Company would recognize no earnings charge with respect to the options granted under the DLTP.

BENEFITS TO NON-EMPLOYEE DIRECTORS

     The DLTP is substantially similar to the Predecessor Plan. Under the Predecessor Plan, all non-employee directors as a group received options to purchase a total of 5,507 shares, a total of 2,210 restricted shares, and a total of 2,216 unrestricted shares of common stock. Only non-employee directors of the Company may receive grants and awards under the DLTP. As described above, only Donald W. Griffin and any subsequent new directors (and no current directors) would receive restricted shares under the DLTP, and each non-employee director would receive an option to purchase 1,000 shares of common stock immediately following each annual meeting of shareowners. The DLTP, unlike the original version of the Predecessor Plan, does not provide for awards of unrestricted shares of common stock. It is not presently determinable whether any non-employee director will receive 5% or more of the total options or restricted shares available under the DLTP. The closing price per share of Eastman common stock on the New York Stock Exchange was $45.00 on March 26, 1999.

SHAREOWNER VOTE REQUIRED TO APPROVE THE DLTP

     All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for approval of the DLTP. Approval of the DLTP will require the affirmative vote of the holders of a majority of the shares of common stock which are represented in person or by proxy at the Annual Meeting and voting on this proposal. If the DLTP is approved by the shareowners, it will be effective as of its adoption by the shareowners. If the DLTP is not approved by the shareowners, it will not be implemented.

     SUBMISSION OF THE 1999 DIRECTOR LONG-TERM COMPENSATION PLAN TO SHAREOWNERS FOR APPROVAL HAS BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE COMMITTEE ON DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 1999 DIRECTOR LONG-TERM COMPENSATION PLAN.

        ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants for the Company and its subsidiaries until the Annual Meeting of Shareowners in 2000.

     The shareowners are being asked to ratify the Board's appointment of PricewaterhouseCoopers LLP. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company.

     A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the Firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from shareowners.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                         ITEM 4 -- SHAREOWNER PROPOSAL

     The following shareowner proposal has been submitted for a vote of the shareowners at the Annual Meeting. The proposal and proponent's statement in support thereof are set forth below along with the Company's reasons for recommending a vote AGAINST the proposal. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted against adoption of the proposal.

             PROPOSAL TO DISCONTINUE USE OF "BONUSES" AND "OPTIONS,
                 RIGHTS, SARS, ETC." AS MANAGEMENT COMPENSATION

     Shareowner Robert D. Morse, 212 Highland Avenue, Moorestown, New Jersey, has given notice that he intends to submit the following proposal and statement in support thereof:

     I propose that the Officers and Directors consider the discontinuance of all bonuses immediately, and options, rights, SAR's, etc. after termination of any existing programs for top management.

This does not include any programs for employees.

     Reasons:

          Management and Directors are compensated enough to buy on open market, just as you and I, if they are motivated.

          Management is already well paid with base pay, life insurance, retirement plans, paid vacations, free use of vehicles, etc.

          Options, rights, SAR's, etc. are available elsewhere, and a higher offer would induce transfers, not necessarily "hold and retain" qualified persons.

          Comparison with "peer groups", [other similar companies] pay is unfair, as other management could be better or worse. Would they also accept mistakes of others?

          "Align management with shareowners" is a repeated ploy or "line" to lull us as to continually increasing their take of our assets. Do we get any purchase options at previous rates?

          Please vote YES for this proposal.

          If officers filled out a daily work sheet, what would the output show?

                            RESPONSE OF THE COMPANY

     Elimination of annual variable pay (referred to as "bonuses" in the proposal) and of options and other long-term, stock-based compensation from the Company's management and director compensation programs would not serve the best interests of the Company or its shareowners. As described in greater detail under "Item 1 -- Election of Directors -- Director Compensation", "Stock Ownership of Directors and Executive Officers", and "Executive Compensation and Benefits -- Compensation and Management Development Committee Report on Executive Compensation", the Company's annual variable pay and long-term, stock-based compensation programs are designed to promote stock ownership, to align the interests of employees and directors with those of shareowners, and to place a significant portion of each manager's pay "at risk" based upon Company performance and returns to shareowners.

     The Company's annual variable pay plans and long-term, stock-based compensation plans are carefully designed and reviewed by the Board's Compensation and Management Development Committee and Committee on Directors, as are the establishment each year of annual performance targets under variable pay plans and each individual grant of options and other stock-based awards. These plans provide needed flexibility in the administration of executive and director compensation and contribute to the Company's ability to attract, retain, and motivate highly qualified and capable key employees and non-employee directors consistent with the Company's overall compensation policies, stock ownership guidelines, and strategic business objectives.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ADOPTION OF THIS PROPOSAL.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Eastman common stock by each current director, by each executive officer named in the Summary Compensation Table (under "Executive Compensation and Benefits -- Historical Compensation"), and by all directors and executive officers as a group, as of December 31, 1998.

                                                                 NUMBER OF SHARES OF
                                                              COMMON STOCK BENEFICIALLY
                            NAME                                     OWNED(1)(2)
                            ----                              -------------------------
Earnest W. Deavenport, Jr...................................            336,262(3)
R. Wiley Bourne, Jr.........................................            171,544(4)
Dr. James L. Chitwood.......................................            109,352(5)
Harold L. Henderson.........................................             50,922(6)
Tom O. Nethery..............................................            120,665(7)
H. Jesse Arnelle............................................              2,209(8)
Calvin A. Campbell, Jr......................................              4,578(9)
Jerry E. Dempsey............................................              3,429(10)
John W. Donehower...........................................                869(11)
Lee Liu.....................................................              1,740(12)
Marilyn R. Marks............................................              5,768(13)
Gerald B. Mitchell..........................................              1,487
Dr. John A. White...........................................              5,428(14)
Directors and executive officers as a group (20 persons)....          1,091,974(15)

---------------

 (1) Information relating to beneficial ownership is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission (the "SEC"). Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.
 (2) The total number of shares of common stock beneficially owned by all directors and executive officers as a group represents approximately 1.36% of the shares of common stock outstanding as of December 31, 1998. The percentage beneficially owned by any individual director or executive officer does not exceed one percent of the outstanding shares of common stock. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by the group or such individual.
 (3) Includes 324,703 shares that may be acquired upon exercise of options (including the option to purchase 40,000 shares only if certain stock price targets are met) and 724 shares allocated to Mr. Deavenport's Eastman Employee Stock Ownership Plan (the "ESOP") account.
 (4) Includes 148,760 shares that may be acquired upon exercise of options and 724 shares allocated to Mr. Bourne's ESOP account.
 (5) Includes 85,734 shares that may be acquired upon exercise of options and 710 shares allocated to Dr. Chitwood's ESOP account. Also includes 101 shares held by Dr. Chitwood's spouse as custodian for his adult children, as to which shares Dr. Chitwood disclaims beneficial ownership.
 (6) Includes 50,000 shares that may be acquired upon exercise of options and 876 restricted shares which generally vest on December 2, 1999, but as to which Mr. Henderson currently has voting power. See "Executive Compensation and Benefits -- Employment Agreement."
 (7) Includes 100,840 shares that may be acquired upon exercise of options and 710 shares allocated to Mr. Nethery's ESOP account.
 (8) Includes 278 shares that may be acquired upon exercise of options.

 (9) Includes 578 shares that may be acquired upon exercise of options.
(10) Includes 238 shares that may be acquired upon exercise of options and 191 restricted shares which generally vest on May 1, 2000, but as to which Mr. Dempsey currently has voting power. See "Item 1 -- Election of
     Directors -- Director Compensation -- 1994 Director Long-Term Compensation Plan."
(11) Includes 203 shares that may be acquired upon exercise of options and 163 restricted shares which generally vest on February 3, 2001, but as to which Mr. Donehower currently has voting power. See "Item 1 -- Election of Directors -- Director Compensation -- 1994 Director Long-Term Compensation Plan."
(12) Includes 578 shares that may be acquired upon exercise of options. Also includes 600 shares held by Mr. Liu's spouse, as to which shares Mr. Liu disclaims beneficial ownership.
(13) Includes 2,758 shares that may be acquired upon exercise of options.
(14) Includes 2,188 shares that may be acquired upon exercise of options.
(15) Includes a total of 809,597 shares that may be acquired upon exercise of options and 7,748 shares allocated to executive officers' ESOP accounts. Includes shares held by and shares allocated to the ESOP accounts of the spouses of executive officers not named above, as to which shares such executive officers disclaim beneficial ownership. Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares three executive officers not named above may each be deemed a beneficial owner by virtue of their shared voting and investment power as directors of the Foundation.

COMMON STOCK AND COMMON STOCK UNITS

     In addition to shares of Eastman common stock beneficially owned, certain of the executive officers have units of common stock ("Common Stock Units") credited to their individual Stock Accounts in the Eastman Executive Deferred Compensation Plan (the "EDCP") and in the Eastman ESOP Excess Plan, and certain of the directors have Common Stock Units credited to their individual Stock Accounts in the DDCP. See "Item 1 -- Election of Directors -- Director Compensation -- Directors' Deferred Compensation Plan" and "Executive Compensation and Benefits -- Company Compensation and Benefit Plans -- Executive Deferred Compensation Plan", "-- Historical Compensation -- Summary Compensation Table", and "-- Compensation and Management Development Committee Report on Executive Compensation".

     The following table shows, for each current director and each executive officer named in the Summary Compensation Table, and for all directors and executive officers as a group, the aggregate of the number of shares of common stock beneficially owned by such person and group, as set forth in the preceding table, and the number of Common Stock Units credited to the Stock Accounts of such person and group. Common Stock Units represent hypothetical "investments" in Eastman common stock. The value of one Common Stock Unit is equal to the market value of one share of Eastman common stock. Although the DDCP, EDCP, and ESOP Excess Plan allow Common Stock Units to be paid out only in the form of cash, and not in shares of common stock, Common Stock Units create essentially the same stake in the market performance of the Company's common stock as do actual shares of common stock. As a result, Common Stock Units are counted with certain shares of common stock beneficially owned (excluding certain shares which may be deemed beneficially owned under SEC rules, such as shares underlying options, shares owned by the individual's spouse, and shares over which the individual shares voting and investment power, but in which the individual has no pecuniary interest) for purposes of the Company's stock ownership guidelines -- four times target total annual compensation for the Chief Executive Officer, three times target total annual compensation for the other executive officers named in the Summary Compensation Table, and three times the annual retainer fee for non-employee directors. See "Executive Compensation and Benefits -- Compensation and Management Development Committee Report on Executive Compensation." The table below is included to provide a better indication of the stake of the named individuals, and of the current directors and executive officers as a group, with respect to Eastman common stock.

                                                              NUMBER OF SHARES OF
                                                               COMMON STOCK AND
                                                              COMMON STOCK UNITS
NAME                                                          BENEFICIALLY OWNED
----                                                          -------------------
Earnest W. Deavenport, Jr...................................         431,294
R. Wiley Bourne, Jr.........................................         214,851
Dr. James L. Chitwood.......................................         112,247
Harold L. Henderson.........................................          50,922
Tom O. Nethery..............................................         121,255
H. Jesse Arnelle............................................           3,398
Calvin A. Campbell, Jr......................................           4,578
Jerry E. Dempsey............................................           3,429
John W. Donehower...........................................             869
Lee Liu.....................................................           1,740
Marilyn R. Marks............................................           6,863
Gerald B. Mitchell..........................................           1,487
Dr. John A. White...........................................           7,875
Directors and executive officers as a group (20 persons)....       1,265,227(1)

---------------

(1) Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares three executive officers not named above share voting and investment power as directors of the Foundation but in which shares such executive officers have no pecuniary interest.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the only known beneficial owners of more than 5% of Eastman common stock.

                                                              NUMBER OF SHARES OF   PERCENT
                                                                 COMMON STOCK          OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    CLASS(1)
------------------------------------                          -------------------   --------
Sanford C. Bernstein & Co., Inc.............................       8,913,220(2)      11.40%
  One State Street Plaza
  New York, New York 10004
Putnam Investments, Inc.....................................       5,628,015(3)       7.20%
  One Post Office Square
  Boston, Massachusetts 02109
The Regents of The University of California.................       4,099,667(4)       5.24%
  1111 Broadway, 14th Floor
  Oakland, California 94607

---------------

(1) Based upon the number of shares of common stock outstanding and entitled to be voted at the Annual Meeting as of the Record Date.
(2) As of December 31, 1998, based on a Schedule 13G filed with the SEC by Sanford C. Bernstein & Co., Inc., an investment adviser. According to the
    Schedule 13G, Sanford C. Bernstein & Co., Inc. has sole investment power with respect to all of such shares, sole voting power with respect to 5,302,301 of such shares, and shared voting power with respect to 837,165 of such shares.
(3) As of December 31, 1998, based on a Schedule 13G filed with the SEC by Putnam Investments, Inc. on behalf of itself, its parent company, and two wholly-owned investment advisers. According to the Schedule 13G, Putnam Investments, Inc.'s investment adviser subsidiaries share with their respective mutual fund and institutional clients investment power with respect to all of such shares, and one such investment adviser subsidiary shares with its institutional clients voting power with respect to 194,274 of such shares.
(4) As of December 31, 1998, based on a Schedule 13G filed with the SEC by The Regents of The University of California, a pension fund. According to the
    Schedule 13G, The Regents of The University of California has sole voting and investment power with respect to all of such shares.

                      EXECUTIVE COMPENSATION AND BENEFITS

HISTORICAL COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                ----------------------------------
                                                                                   AWARDS              PAYOUTS
                                                                                ------------        --------------
                                               ANNUAL COMPENSATION(1)            SECURITIES           LONG-TERM
                                      ---------------------------------------    UNDERLYING           INCENTIVE
     NAME AND PRINCIPAL                                        OTHER ANNUAL       OPTIONS/               PLAN         ALL OTHER
          POSITION           YEAR      SALARY      BONUS(2)   COMPENSATION(3)       SARS              PAYOUTS(4)   COMPENSATION(5)
     ------------------      ----     --------     --------   ---------------   ------------        -------------- ---------------
Earnest W. Deavenport, Jr.   1998     $763,333     $502,998       $42,917           15,500             $239,459        $40,175
  Chairman and Chief         1997      688,542      692,130        13,715          204,957(6)(7)        329,384         36,239
  Executive Officer          1996      607,500      442,566        13,654           65,500              600,863         31,974

R. Wiley Bourne, Jr.         1998      440,100      212,387        22,650           12,920(7)           140,600         23,163
  Vice Chairman              1997      421,900      296,158         8,238            9,250              193,400         22,205
  and Executive              1996      399,967      221,429         3,412           12,195(7)           352,800         21,051
  Vice President

Dr. James L. Chitwood        1998      354,033      170,407       306,876            8,750              103,253         18,633
  Senior Vice President      1997      343,733      240,009        63,852            8,000              142,028         18,091
                             1996      377,091(8)   182,803           386           18,219(7)           259,088         17,386
Harold L. Henderson          1998      318,667      153,866         5,162                0(9)                 0         16,772
  Senior Vice President      1997      307,803      206,590        10,595                0(9)                 0              0
  and General Counsel        1996(9)        --           --            --               --                   --             --

Tom O. Nethery               1998      361,167      173,839        26,598            9,750              103,253         19,009
  Senior Vice President      1997      348,400      244,614         7,906           12,719(7)           142,028         18,337
                             1996      330,333      182,803         6,104           11,435(7)           259,088         17,386

---------------

(1) Includes both amounts paid for the indicated years and amounts earned during the indicated years but deferred.
(2) Cash payments in the year following for services rendered in the year indicated under the Eastman Performance Plan and the Annual Performance Plan. Amounts for 1998 were less than for 1997 because of lower payouts under the Eastman Performance Plan and Annual Performance Plan. The amounts reported were lower because under the Eastman Performance Plan, cost of capital exceeded return on capital; and under the Annual Performance Plan, corporate performance did not meet overall Plan targets. Accordingly, each named executive officer lost a portion of his pay "at risk." See "Compensation and Management Development Committee Report on Executive Compensation."
(3) Includes amounts reimbursed for payment of taxes on certain benefits, and the portion of interest accrued on deferred compensation under the Executive Deferred Compensation Plan and on certain stock options at a rate that exceeded 120 percent of the then applicable Federal long-term rate. The amounts reported for Dr. Chitwood for 1998 and 1997 also include tax gross-up payments attributed to his overseas assignment.
(4) Represents fair market value of payout during the year following of stock earned under performance shares awarded at the beginning of the three-year performance period ended in the year indicated, with shares earned based upon total return to shareowners during the three-year performance period relative to that of peer companies. The payout, unless deferred at the election of the participant, is in the form of unrestricted shares of Eastman common stock. The amount reported represents the fair market value of the shares earned, based upon the per share closing price of the common stock on the New York Stock Exchange on the payment date. Mr. Henderson has been awarded performance shares for the 1997-1999 and 1998-2000 performance periods; accordingly, he will first be eligible to receive payouts, if any, in 2000. See "Long-Term Incentive Plan -- Awards in Last Fiscal Year" table and "Compensation and Management Development Committee Report on Executive Compensation."

(5) Represents the portion of the Eastman Performance Plan payment which was contributed or credited by the Company to the employee's accounts in the Eastman ESOP and Eastman ESOP Excess Plan. Pursuant to the time of service condition to participation, the Company made no contribution or credit to Mr. Henderson's accounts in the Eastman ESOP and Eastman ESOP Excess Plan for 1997. See "Compensation and Management Development Committee Report on Executive Compensation."
(6) Includes an option granted in September 1997 to purchase 200,000 shares of common stock subject to stock price vesting and time vesting conditions, both of which must be met for the option to become exercisable. Subject to the price vesting conditions, the option becomes exercisable 20% per year beginning one year from grant date. Subject to the time vesting conditions, the option will become exercisable as to 50% of the underlying shares if the average of the closing prices of the common stock for any twenty consecutive trading days equals or exceeds $80.00 within three years from grant date, and as to 100% of the underlying shares if the average of the closing prices of the common stock for any twenty consecutive trading days equals or exceeds $100 within five years from grant date. The option will be forfeited on the fifth anniversary of the grant date as to any shares for which the applicable stock price target is not met. The option is also subject to forfeiture in the event of early termination of employment under certain circumstances, and in the event of a "change in ownership", or in certain circumstances following a "change in control", conditions to vesting would be deemed to have been satisfied.
(7) Includes "reload" options received by Mr. Deavenport (4,957 in 1997), Mr. Bourne (3,670 in 1998 and 2,945 in 1996), Dr. Chitwood (8,219 in 1996), and
    Mr. Nethery (4,719 in 1997 and 4,685 in 1996) to purchase a number of shares equal to the number of previously owned shares of common stock surrendered in payment of the exercise price of options exercised during 1998, 1997, and 1996, respectively. See "Option Grants in Last Fiscal Year" and "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" tables.
(8) Includes $46,758 paid in 1996 to Dr. Chitwood as a premium payment attributed to his overseas assignment.
(9) Mr. Henderson began service as an executive officer of the Company on January 1, 1997 under the terms of an Employment Agreement dated December 1, 1996. See "Severance and Change-in-Control Arrangements and Employment Agreement." Under the Employment Agreement, in December, 1996, he received an award of 876 restricted shares of common stock and a special one-time option to purchase 50,000 shares, which grant was in lieu of options that would normally be granted during the term of the Employment Agreement under the stock option program. See "Compensation and Management Development Committee Report on Executive Compensation". At December 31, 1998, Mr. Henderson's restricted shares had a fair market value of $39,201 based on the per share closing price of Eastman common stock on the New York Stock Exchange on December 31, 1998 ($44.75). Dividends are paid on these shares as and when dividends are paid on common stock.

     The following table sets forth certain information regarding options granted during 1998 under the Company's Omnibus Long-Term Compensation Plans to the individuals named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION FOR
                                                  INDIVIDUAL GRANTS                               OPTION TERM (1)
                             -----------------------------------------------------------   -----------------------------
                             NUMBER OF    PERCENTAGE OF TOTAL
                             SECURITIES      OPTIONS/SARS
                             UNDERLYING       GRANTED TO        EXERCISE OR
                              OPTIONS        EMPLOYEES IN       BASE PRICE    EXPIRATION
NAME                          GRANTED         FISCAL YEAR        PER SHARE       DATE      0%(2)    5%(3)       10%(4)
----                         ----------   -------------------   -----------   ----------   -----   --------   ----------
E. W. Deavenport, Jr.          15,500(5)         3.61%           $56.8750      08/05/08     $0     $554,410   $1,404,984
R. W. Bourne, Jr.               9,250(5)         2.15%            56.8750      08/05/08      0      330,858      838,458
                                3,670(6)          .85%            66.2500      11/09/98      0       12,157       24,314
Dr. J. L. Chitwood              8,750(5)         2.04%            56.8750      08/05/08      0      312,973      793,136
H. L. Henderson(7)                  0              --                  --            --      0            0            0
T. O. Nethery                   9,750(5)         2.27%            56.8750      08/05/08      0      348,742      883,780

---------------

(1) The dollar amounts under these columns are the result of calculations projected for the term of each individual grant, assuming 0%, and the 5% and 10% rates set by the SEC, of compounded annual appreciation, and are not intended to forecast possible future appreciation, if any, of the market price of Eastman common stock.
(2) No gain to the optionee is possible without an increase in stock price, which would benefit all shareowners commensurately. A 0% appreciation in stock price would result in zero dollars for the optionee.

(3) Represents the appreciation in stock price from the exercise or base price until the expiration date assuming a 5% per year appreciation in stock price. For example, for the option expiring on August 5, 2008, a 5% per year appreciation in stock price from $56.875 per share yields $92.64 per share.
(4) Represents the appreciation in stock price from the exercise or base price until the expiration date assuming a 10% per year appreciation in stock price. For example, for the option expiring on August 5, 2008, a 10% per year appreciation in stock price from $56.875 per share yields $147.52 per share.
(5) The options vest in 50% increments on each of the first two anniversaries of the grant date, with acceleration of vesting in the event of a "change in ownership" or in certain circumstances following a "change in control." See "Company Compensation and Benefit Plans -- Omnibus Long-Term Compensation Plans." The exercise price may be paid by surrendering previously owned shares of Eastman common stock, in which case the optionee will receive a new option to purchase the same number of shares as surrendered in the exercise. Such "reload" options have an exercise price equal to the fair market value of the underlying common stock on the date of the new grant.
(6) "Reload" option received upon exercise of previously granted option through surrender of shares of common stock and covering the same number of shares as surrendered in the exercise. The option vests six months from the grant date, with acceleration of vesting in the event of a "change in ownership" or in certain circumstances following a "change in control". See "Company Compensation and Benefit Plans - Omnibus Long-Term Compensation Plans".
(7) Under the terms of his Employment Agreement, in December, 1996 Mr. Henderson received a special one-time option to purchase 50,000 shares of common stock, which grant was in lieu of options that would normally be granted during the term of the Employment Agreement under the stock option program. See "Severance and Change-in-Control Arrangements and Employment Agreement", "Summary Compensation Table", and "Compensation and Management Development Committee Report on Executive Compensation".

     The following table sets forth certain information regarding exercises of options during 1998, and total options and stock appreciation rights ("SARs") held at year end, by the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                                    NUMBER OF                  OPTIONS/SARS AT           OPTIONS/SARS AT
                                   SECURITIES                  FISCAL YEAR-END          FISCAL YEAR-END(1)
                                   UNDERLYING               ----------------------    ----------------------
                                     OPTIONS      VALUE          EXERCISABLE/              EXERCISABLE/
NAME                                EXERCISED    REALIZED       UNEXERCISABLE             UNEXERCISABLE
----                               -----------   --------   ----------------------    ----------------------
E. W. Deavenport, Jr.............     4,052      $  9,230      308,990/215,500(2)         $1,506,837/$0(2)
R. W. Bourne, Jr.................     6,534       189,707       164,911/13,875                908,960/0
Dr. J. L. Chitwood...............        --            --        85,734/12,750                109,733/0
H. L. Henderson..................        --            --             50,000/0                      0/0
T. O. Nethery....................        --            --       100,840/13,750                283,678/0

---------------

(1) Represents the difference between the average of the high and low trading prices on the New York Stock Exchange on December 31, 1998 of the common stock underlying the options and SARs on December 31, 1998 and the exercise or base price of the options and SARs.
(2) Includes an option to purchase 200,000 shares of common stock if specified conditions tied to the price appreciation of Eastman common stock, and certain other conditions, are met. See "Summary Compensation Table".

     The following table sets forth certain information regarding long-term incentive plan awards during 1998 to the individuals named in the Summary Compensation Table.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                             NON-STOCK PRICE-BASED PLANS
                          NUMBER OF          PERFORMANCE OR      ----------------------------------------------------
                       SHARES, UNITS OR    OTHER PERIOD UNTIL       BELOW
NAME                     OTHER RIGHTS     MATURATION OR PAYOUT   THRESHOLD(#)   THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
----                   ----------------   --------------------   ------------   ------------   ---------   ----------
E. W. Deavenport,
  Jr.................       10,900              3 Years              -0-           1,090        11,990       21,800
R. W. Bourne, Jr.....        6,400              3 Years              -0-             640         7,040       12,800
Dr. J. L. Chitwood...        4,700              3 Years              -0-             470         5,170        9,400
H. L. Henderson......        3,100              3 Years              -0-             310         3,410        6,200
T. O. Nethery........        4,700              3 Years              -0-             470         5,170        9,400

     The above table reflects performance shares awarded under the 1997 Omnibus Long-Term Compensation Plan. Such awards were made under a three-year Long-Term Performance Subplan. The awards reflected in the table were granted in February 1998 for a 1998-2000 cycle. Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the peer companies identified in the Performance Graph. Future payouts, if any, are based upon the Company's position in a ranking of the unweighted total shareowner returns of the compared companies. If the Company's total shareowner return ("TSR") ranks below the fifteenth company (threshold), no award will be earned; if TSR ranks at threshold, 10% of the target awards will be earned; if TSR ranks tenth (target), 110% of the target awards will be earned; and if TSR ranks first of the compared companies (maximum), 200% of the target awards will be earned. If earned, awards will be paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the Executive Deferred Compensation Plan.

COMPANY COMPENSATION AND BENEFIT PLANS

     OMNIBUS LONG-TERM COMPENSATION PLANS. The Company's 1997 Omnibus Long-Term Compensation Plan (the "1997 Omnibus Plan"), which is administered by the Compensation Committee, provides for grants to employees of nonqualified and incentive stock options, SARs, stock awards, performance shares, and other stock and stock-based awards (collectively, "Awards"). The 1997 Omnibus Plan also provides for the award of dividends and dividend equivalents on Awards. The 1997 Omnibus Plan was approved by shareowners at the Company's 1997 Annual Meeting of Shareowners, and is substantially similar to, and intended to replace, the 1994 Omnibus Long-Term Compensation Plan (the "1994 Omnibus Plan"). (Either of the 1994 Omnibus Plan and 1997 Omnibus Plan are sometimes referred to in this Proxy Statement as the "Omnibus Long-Term Compensation Plan" or the "Omnibus Plan," and the 1994 Omnibus Plan and 1997 Omnibus Plan are sometimes collectively referred to as the "Omnibus Long-Term Compensation Plans" or the "Omnibus Plans.") No new awards have been made under the 1994 Omnibus Plan following the effectiveness of the 1997 Omnibus Plan, and outstanding grants and awards under the 1994 Omnibus Plan are unaffected by the replacement of the 1994 Omnibus Plan with the 1997 Omnibus Plan.

     The Omnibus Plans contain provisions regarding the treatment of Awards in the event of a "change in ownership" (as defined in the Omnibus Plans, generally concerning circumstances in which the Common Stock is no longer publicly traded) and of a "change in control" (as defined in the Omnibus Plans, generally concerning circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change in ownership or change in control, the rules described below will apply to Awards granted under the Omnibus Plans. However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change in ownership or a change in control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to Awards

(in which event such consequences would not occur) or to alter the way in which Awards are treated from the consequences outlined in the Omnibus Plans.

     If a change in ownership occurs (and the Compensation Committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the Compensation Committee has granted performance shares, the term of such performance period will immediately terminate and, except with respect to performance periods for which the Compensation Committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the Awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding Awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.

     In the event of a change in control (assuming the Compensation Committee has not exercised its discretion outlined above), if a participant's employment terminates within two years following the change in control, unless such termination is due to death, disability (as defined in the Omnibus Plans), cause (as defined in the Omnibus Plans), resignation (other than as a result of certain actions by the Company and any successor), or retirement, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unexercised Award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid Award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant's termination of employment with respect to all of such participant's Awards.

     The maximum number of shares of common stock that may be granted or subject to Awards under the 1997 Omnibus Plan is 7,000,000. Awards may not be granted under the 1997 Omnibus Plan after April 30, 2002. The Omnibus Plans provide that equitable adjustments will be made in the number of shares of common stock covered by outstanding Awards, the price per share applicable to outstanding Awards, and the number of shares that are thereafter available for Awards in the event of a change in the capital or capital stock of the Company or any special distribution to shareowners.

     EASTMAN RETIREMENT ASSISTANCE PLAN. The Company presently has in effect a tax-qualified, non-contributory defined benefit pension plan known as the Eastman Retirement Assistance Plan ("ERAP") for substantially all active U.S. employees.

     The following table sets forth the estimated annual benefits payable upon retirement (including any amounts attributable to the plans described under "Supplemental Pension Plans" below) to persons in the specified compensation and years-of-service classifications who are eligible for a full unreduced benefit.

                               PENSION PLAN TABLE

   AVERAGE                             YEARS OF SERVICE
PARTICIPATING   ---------------------------------------------------------------
COMPENSATION       15         20         25         30         35         40
-------------   --------   --------   --------   --------   --------   --------
 $  100,000     $ 21,053   $ 28,070   $ 35,088   $ 42,105   $ 49,123   $ 51,579
    125,000       27,053     36,070     45,088     54,105     63,123     66,279
    150,000       33,053     44,070     55,088     66,105     77,123     80,979
    175,000       39,053     52,070     65,088     78,105     91,123     95,676
    200,000       45,053     60,070     75,088     90,105    105,123    110,379
    225,000       51,053     68,070     85,088    102,105    119,123    125,079
    250,000       57,053     76,070     95,088    114,105    133,123    139,779
    300,000       69,053     92,070    115,088    138,105    161,123    169,179
    350,000       81,053    108,070    135,088    162,105    189,123    198,579
    400,000       93,053    124,070    155,088    186,105    217,123    227,979
    450,000      105,053    140,070    175,088    210,105    245,123    257,379
    500,000      117,053    156,070    195,088    234,105    273,123    286,779
    550,000      129,053    172,070    215,088    258,105    301,123    316,179
    600,000      141,053    188,070    235,088    282,105    329,123    345,579
    650,000      153,053    204,070    255,088    306,105    357,123    374,979
    700,000      165,053    220,070    275,088    330,105    385,123    404,379
    750,000      177,053    236,070    295,088    354,105    413,123    433,779
    800,000      189,053    252,070    315,088    378,105    441,123    463,179
    850,000      201,053    268,070    335,088    402,105    469,123    492,579
    900,000      213,053    284,070    355,088    426,105    497,123    521,979
    950,000      225,053    300,070    375,088    450,105    525,123    551,379
  1,000,000      237,053    316,070    395,088    474,105    553,123    580,779
  1,050,000      249,053    332,070    415,088    498,105    581,123    610,179
  1,100,000      261,053    348,070    435,088    522,105    609,123    639,579
  1,150,000      273,053    364,070    455,088    546,105    637,123    668,979
  1,200,000      285,053    380,070    475,088    570,105    665,123    698,379
  1,250,000      297,053    396,070    495,088    594,105    693,123    727,779
  1,300,000      309,053    412,070    515,088    618,105    721,123    757,179
  1,350,000      321,053    428,070    535,088    642,105    749,123    786,579

     To the extent that any individual's annual retirement income benefit, as reflected in the foregoing table, exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See "Supplemental Pension Plans" below.

     Retirement income benefits under the ERAP are currently based upon the participant's "average participating compensation", which is the average of three years of those earnings described in the ERAP as "participating compensation." "Participating compensation," in the case of the executive officers identified in the Summary Compensation Table, will consist of salary and bonus payments, including allowance in lieu of salary for authorized periods of absence, such as illness, vacation, or holidays.

     The estimated annual benefits reflected in the preceding Pension Plan Table have been computed in straight-life annuity amounts and are not subject to any deductions for Social Security or other offset amounts. An employee is eligible for full unreduced benefits when such employee's aggregate age plus years of eligible service totals 85 or at age 65.

     Years of accrued service credited through 1998 and the amount of average participating compensation at the end of 1998 for the individuals named in the Summary Compensation Table were as follows: Mr. Deavenport, 38 years and $1,316,499; Mr. Bourne, 39 years and $730,913; Dr. Chitwood, 30 years and $600,321; Mr. Nethery, 38 years and $603,917; and Mr. Henderson, 2 years and $381,109. See "Severance and Change-In-Control Arrangements and Employment Agreement" for certain supplementary and alternative compensation and benefits payable to Mr. Henderson upon his retirement.

     SUPPLEMENTAL PENSION PLANS. The Company maintains two unfunded, nonqualified plans that will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of restrictions under the Internal Revenue Code of 1986, as amended, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted under the ERAP. The timing and form of payment of amounts accrued under these supplemental pension plans have not yet been determined. Those determinations will be made at the sole discretion of the Vice President, Human Resources, with respect to participants other than executive officers, or the Compensation Committee, with respect to participants who are executive officers.

     The Company has established a "Rabbi Trust" to provide a degree of financial security for the participants' unfunded account balances under the supplemental pension plans. See "Benefit Security Trust."

     EXECUTIVE DEFERRED COMPENSATION PLAN. The Company maintains the Eastman Executive Deferred Compensation Plan (the "EDCP"), an unfunded, non-qualified, deferred compensation plan under which eligible employees of the Company may elect on a voluntary basis to defer compensation until retirement or termination from the Company. Eligible employees are employees of the Company or its subsidiaries employed in the United States who are above a specified salary grade level. Eligible employees may make an annual advance irrevocable election to defer compensation which will first be paid, earned, or awarded in the following year. Compensation that may be deferred includes all annual cash compensation and certain stock and stock-based awards which are payable in cash.

     The deferred amounts may be credited to individual "Interest Accounts" under the EDCP (which are credited with interest until transfer or distribution at the prime rate as quoted in The Wall Street Journal), to individual "Stock Accounts" under the EDCP (which increase or decrease in value depending upon the market price of Eastman common stock), or to a combination thereof. Under the Stock Account, dollar amounts are "invested" in hypothetical shares of the Company's common stock. If cash dividends are declared on shares of common stock, then any participant who has hypothetical shares in the Stock Account will receive a dividend equivalent which will be used to "purchase" additional hypothetical shares under the EDCP. A participant may elect to transfer the dollar amount of all or any portion of his or her Stock Account to the Interest Account, or vice versa.

     For participants who retire or otherwise terminate from the Company on or after January 1, 2000, the value of a participant's Interest Account and Stock Account will be paid, in cash, in a single lump sum or up to ten annual installments as elected by the participant at least one year prior to the participant's termination of employment. For participants who terminate employment from the Company prior to January 1, 2000, the value of a participants' Interest Account and Stock Account will be paid as determined in the sole discretion of the Vice President, Human Resources, with respect to participants other than executive officers, or the Compensation Committee, with respect to participants who are executive officers. If a participant does not have a valid election in force at the time of termination of employment, the value of his or her Interest Account and Stock Account will be paid as either a single lump sum or in ten annual installments based upon the total value of the Interest Account and Stock Account. Payment will commence in any year up through the tenth year following termination of employment, as determined by the same parties, except that payment must commence no later than the year in which the participant reaches age 71.

     The EDCP provides that a participant may request that part or all of such participant's Interest Account or Stock Account be distributed immediately in the event of a severe financial hardship. The determination of whether a hardship exists will be made by the same parties who determine the timing of payout upon a participant's retirement or termination of employment.

     The EDCP also provides that a participant may withdraw at any time all or a portion of his or her balances in the Interest and Stock Accounts, provided that the participant forfeit 10% of the balance of his or her Accounts and not be permitted to participate in the EDCP for a period of 36 months from the date of the early withdrawal payment. In addition, if, within any six month period, either 50% or more of the EDCP participants elect such early withdrawal from the EDCP or 20% or more of EDCP participants with aggregate Account balances valued at 50% or more of the total value of all EDCP Accounts elect such early withdrawal, then the Accounts of each remaining EDCP participant will be distributed in a single lump sum.

     If the Company undergoes a "change in control" (as defined in the EDCP, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), then the Accounts of each participant will be paid in a single lump sum no later than 90 days following the change in control.

     The Company has established a "Rabbi Trust" to provide a degree of financial security for the participants' unfunded Account balances under the EDCP. See "Benefit Security Trust."

     EMPLOYEE PROTECTION PLAN. The Company's Employee Protection Plan provides severance pay, health, dental, disability, and life insurance continuation, and a retraining allowance (of up to $5,000) for substantially all employees whose employment is terminated within two years following a "change in control" (as defined in such plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). For purposes of the Employee Protection Plan, participants have been credited with service with Eastman Kodak Company and its affiliates prior to the spin-off. The Employee Protection Plan provides for a lump sum severance payment of three weeks of "pay" (as defined in the plan) for each year of service up to 16 years and four weeks of pay for each year of service in excess of 16, with a minimum of six weeks of pay and a maximum of 104 weeks. Health, dental, disability, and life insurance would be continued at the Company's expense for up to 12 months, depending on years of service, on the same basis as in effect on the date of employment termination (except that no employee contributions would be required). In addition, the Employee Protection Plan provides for the payment of certain bonuses declared in the year in which employment terminates. The plan provides for a "gross-up payment" in the event the total payments under the Employee Protection Plan and any other plan or agreement of an employee with the Company subject the employee to the excise tax imposed by Section 4999 of the Internal Revenue Code. The gross-up payment would be in an amount such that the net amount retained by the employee, after deduction of any such excise tax and any tax on the gross-up payment, would equal the total payments under the Employee Protection Plan and other plans or agreements.

SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS AND EMPLOYMENT AGREEMENT

     SEVERANCE AGREEMENTS. The Company has entered into Severance Agreements with the five individuals named in the Summary Compensation Table and certain other officers of the Company. Each Agreement has a term of three years (with automatic one-year extensions absent advance notice otherwise from the Company); provided, however, that upon the occurrence of a "change in control" or a "potential change in control" (as defined in the Agreements) prior to such termination date, the term of the Agreement will automatically be extended for two years from the date of the change in control or potential change in control, as the case may be. If, at any time during the term of the Agreement and before the occurrence of a change in control or a potential change in control, there occurs a reduction in the employee's level of responsibility, position, authority or duties, the Company may in its sole discretion terminate the Agreement.

     A "change in control" is defined in the Agreements to include the following, and with certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members as of January 1, 1994 (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of the Company will own more than 75% of the resulting corporation's voting stock; or approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company other than to a subsidiary. A "potential change in control" will be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; any person (other than the Company or certain affiliated entities) becomes the beneficial owner of 10% or more of the combined voting power of the Company's then-outstanding securities; or the Board adopts a resolution to the effect that a potential change in control has occurred.

     If during the term of the Agreements and following a change in control (or within 120 days before or after a potential change in control) of the Company, the employee's employment with the Company is terminated by the Company other than for "cause" (as defined), death or disability, or by the employee for "good reason" (which includes a reduction in the employee's compensation, certain relocations of the employee's office, the exclusion of the employee from new compensation arrangements offered to similarly situated employees, or a material reduction in the employee's responsibility, position, authority, or duties, and also includes a termination by the employee for any reason or no reason during the 30-day period beginning on the first anniversary of the change in control), then, in addition to any other benefits accruing to the employee outside the scope of the Agreement: (1) the acquiror will pay the employee any unpaid salary, benefits or awards that shall have been earned or become payable through the date of termination; (2) the acquiror will pay to the employee as severance an amount equal to three times (or four times in the case of Mr. Deavenport) the employee's "pay" (defined as the average of the three highest out of the last ten years of the employee's total annual compensation, including base annual salary, bonus, the grant date value of stock grants, and incentive compensation); (3) the acquiror will maintain in effect for three years (or four years in the case of Mr. Deavenport) after the date of termination for the employee and his dependents all welfare benefit plans in which the employee was entitled to participate immediately prior to termination; and (4) the acquiror will pay the employee a single lump sum amount equal to the actuarial equivalent of (a) the retirement benefit to which the employee would have been entitled under the ERAP and the excess retirement plans described above under "Eastman Retirement Assistance Plan" and "Supplemental Pension Plans" if the employee had five additional years of service and was five years older, minus (b) the retirement benefit to which the employee is actually entitled under the ERAP and the excess retirement plans.

     If the amount payable to the employee under these Agreements exceeds certain threshold amounts, federal excise tax could be imposed on the employee and the Company could lose a tax deduction for a portion of the payment. If the amount payable would result in such effects, but exceeds the applicable threshold by $30,000 or less, the amount payable will be reduced by the amount the payment exceeds the threshold. If the payment exceeds the threshold by more than $30,000, the employee will be entitled to full benefits under the Agreement and to additional amounts to compensate him or her fully for the imposition of the federal excise tax (including federal, state, and excise taxes applicable to the receipt of such additional amount).

     The Company has established a "Rabbi Trust" to provide a degree of financial security for any amounts which may become payable to officers under the Severance Agreements. See "Benefit Security Trust."

     EMPLOYMENT AGREEMENT. The Employment Agreement with Mr. Henderson, as Senior Vice President and General Counsel of the Company, provides for a term of employment through December 31, 2000 at an annual base salary of $300,000, subject to increase at the discretion of the Board or Compensation Committee. Pursuant to the Employment Agreement, Mr. Henderson received as of December 1, 1996 under the Omnibus Plan a grant of restricted stock valued at $50,000 and options to purchase 50,000 shares of Eastman common stock at fair market value as of the date of grant.

     In lieu of any annual monetary retirement benefit to which Mr. Henderson might otherwise be entitled under the Company's non-qualified retirement plans, Mr. Henderson will receive, upon termination of employment as described below, a lump sum payment (the "Retirement Payment") equal to the actuarial equivalent at age 65 of (a) Mr. Henderson's assumed benefit under the ERAP if he had retired at age 65 having accrued 36 years of service and making certain assumptions as to his average participating compensation, minus (b) the sum of (i) the amount Mr. Henderson would actually be entitled to receive under the ERAP at age 65 and
(ii) a single life annuity at age 65 of approximately $200,000 per year representing certain retirement benefits received by Mr. Henderson from his prior employers. The Retirement Payment will be paid in full if Mr. Henderson is employed on December 31, 2000, and will be reduced prorata, but not below 50%, if Mr. Henderson terminates employment before December 31, 2000 by reason of his disability, termination by the Company without cause or voluntary termination for "good reason" (as defined in the agreement). If Mr. Henderson's termination of employment prior to December 31, 2000 is due to his death, his estate will receive 50% of the Retirement Payment that would have been payable as if he had terminated for good reason on the date of his death. The Retirement Payment will not be made in the case of termination by the Company for cause or voluntary termination without good reason.

     If Mr. Henderson is employed on December 31, 2000, and if the Company has failed to perform, in the aggregate, at or above target performance levels under its annual cash variable pay plans over the employment period, the Company will pay to Mr. Henderson no later than May 1, 2001 an amount equal to the aggregate cash payments Mr. Henderson would have received under such annual variable pay plans if target performance levels had been achieved by the Company, reduced by the actual payments received by Mr. Henderson under such annual variable pay plans for such years. In addition, if Mr. Henderson is employed on December 31, 2000, then, in lieu of receiving any payments under Long-Term Performance Subplans ("LTPSs") under the Omnibus Plan after December 31, 2000, Mr. Henderson may elect to receive, on or before May 1, 2001, an amount equal to the aggregate amount he would have received under the LTPSs with respect to each performance cycle beginning during the employment term as if the target performance levels had been achieved by the Company, minus the actual payments received by him under the LTPSs by May 1, 2001.

     If the Company terminates Mr. Henderson's employment without cause, or if Mr. Henderson terminates his employment for good reason, he will also receive a lump sum cash payment equal to the aggregate value of all variable compensation and other awards under each annual cash variable pay plan to which Mr. Henderson was entitled on the date of termination (and, if he so elects, the LTPSs), or to which he would reasonably become entitled during the remaining portion of the employment period due to his salary grade and position in the Company, making certain assumptions concerning length of employment and satisfaction of all conditions to payment. If Mr. Henderson does not elect to receive immediate payment of future LTPS awards, as described above, he would continue to participate in the LTPSs until December 31, 2000, and would receive stock awards thereunder with respect to uncompleted performance cycles determined as though he had remained employed for such additional period and as though the greater of actual or target performance had been achieved.

     In addition, if the Company terminates Mr. Henderson's employment without cause or if Mr. Henderson terminates for good reason then, in either case: Mr. Henderson's outstanding stock options will continue to vest in accordance with the normal vesting schedule and will remain exercisable for the period of time that such exercise would have been permitted had Mr. Henderson's employment been terminated without cause on the last day of the employment period; all restrictions on restricted stock held by Mr. Henderson will lapse; and Mr. Henderson and his family members may continue to participate in all Company welfare plans on the same terms and conditions and at the same cost as to which they were entitled to participate immediately prior to such termination of employment, or the Company will provide substantially equivalent benefits, throughout the remainder of the employment period.

BENEFIT SECURITY TRUST

     The Company has established a Benefit Security Trust (sometimes referred to as the "Rabbi Trust") to provide a degree of financial security for its unfunded obligations under the EDCP, the ESOP Excess Plan, the supplemental ERAP plans, and the Severance Agreements. The assets of the Rabbi Trust would be subject to the claims of the Company's creditors in the event of insolvency. Upon the occurrence of a "change in control" or a "potential change in control" (as defined), or if the Company fails to meet its payment obligations under the covered plans and agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company's obligations under the covered plans and agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company's funding obligations under the Rabbi Trust.

     A "change in control" is defined to include the following, and with certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members as of January 1, 1997 (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of the Company will own more than 75% of the resulting corporation's voting stock; or approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company other than to a subsidiary. A "potential change in control" will be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; or any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company's then-outstanding securities.

     The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Company's Board of Directors is composed of four outside non-employee directors. This report sets out the Compensation Committee's policies governing compensation to executive officers for 1998, including those in the Summary Compensation Table, and the relationship of corporate performance to that compensation. In addition, this report discusses specifically the Compensation Committee's bases for the compensation reported for the Chief Executive Officer for the past year.

COMPANY-WIDE COMPENSATION PHILOSOPHY AND PROGRAM

     In overseeing the Company's management compensation program, the Compensation Committee seeks to ensure that compensation policies are consistent with the Company's strategic business objectives and provide incentives for the attainment of those objectives. This is done in the context of a Company-wide compensation program that includes three components for all employees:

  BASE PAY.............................  Provides a stable annual salary at a level consistent with the individual's position and
                                         contributions.
  VARIABLE PAY.........................  Puts a portion of each individual's annual income
                                         "at risk", based upon the success of the Company.
  STOCK-BASED INCENTIVE PAY............  Encourages an ownership mindset throughout the
                                         Company.

PRINCIPLES FOR DETERMINING EXECUTIVE COMPENSATION

     The Compensation Committee applies the following principles when it determines the compensation of the executive officers under the Company's compensation program:

  INTEGRATION..........................  Executive compensation is integrated and consistent with the total Company compensation
                                         program, as described above.
  COMPETITIVE POSITION.................  Executives are provided competitive compensation for competitive Company performance in the
                                         chemical industry and compensation that is
                                         consistent with compensation for companies of
                                         comparable size, complexity, and operational
                                         challenge.
  PERFORMANCE FOCUS....................  At higher levels of the organization, an increasing proportion of compensation is dependent
                                         upon Company performance and return to
                                         shareowners.

     The Compensation Committee follows these principles in periodically reviewing overall compensation of the Chief Executive Officer and other executive officers, and in determining each component of executive compensation as discussed in the remainder of this report.

COMPONENTS OF EXECUTIVE COMPENSATION

  ANNUAL CASH COMPENSATION -- BASE PAY AND VARIABLE PAY

     HOW BASE PAY AND VARIABLE PAY LEVELS ARE DETERMINED. Total cash compensation for all Company employees, including executive officers, is intended to be competitive with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of Company performance are achieved. The targeted levels of cash compensation are based upon information provided by outside consultants and publicly available information. Accordingly, a portion of each employee's target pay level is placed "at risk." Base pay is reduced to below competitive pay levels, and the difference between the resulting pay level and the competitive pay level is made variable and is "at risk." Depending upon Company performance, employees may lose the at risk amount, receive some or all of the amount at risk, or receive an amount in excess of the pay at risk.

     For 1998, the Compensation Committee compared total cash compensation levels for executive officers with companies in the chemical industry with which the Company competes for executive talent and for which data was available, including 16 of the companies in the peer group identified in the Performance Graph which follows this report. In addition, in determining the Chief Executive Officer's base salary and variable compensation, the Committee also considered chief executive officer pay reported in surveys of a broader group of manufacturing, industrial, and chemical companies of a size (based on revenues) comparable to the Company, including 16 of the peer companies in the Performance Graph. Total cash compensation to the executive officers named in the Summary Compensation Table for 1998 is reported in the "Salary" (base pay) and "Bonus" (variable pay) columns.

  CASH COMPENSATION FOR 1998

     BASE PAY. Base salaries reported in the Summary Compensation Table for 1998 were increased from 1997 levels to reflect an increase in the median range of total cash compensation of the companies in the comparison group.

     VARIABLE PAY. The "at risk" portion of cash compensation, and the amount of variable pay actually received, are determined under the Eastman Performance Plan and the Annual Performance Plan.

       EASTMAN PERFORMANCE PLAN

       KEY FEATURES:

       - All employees eligible to participate.

       - 5% of each employee's (including executive officers') target annual cash compensation is placed at risk based on Company performance.

       - Award based upon overall Company results rather than individual or unit performance.

       - Company performance measured by return on capital (the return produced by funds invested in the Company, determined as the net operating profit after taxes divided by the sum of average debt and equity employed during the year) minus cost of capital (the cost of debt and equity, expressed as the interest charged on debt and expected return on equity).

       - Payout levels range from six times (6x) the "at risk" amount for above goal performance, to no award if minimum performance levels are not achieved. If minimum performance levels are not met and no award is earned, employees lose the amount of pay at risk.

       - Portion of payout equal to 5% of target annual compensation is contributed to employee's account in the Eastman Employee Stock Ownership Plan (the "ESOP"), and to the extent not payable under Internal Revenue Code limitations, is credited to the Eastman ESOP Excess Plan.

       - Contributions to the ESOP and ESOP Excess Plan are invested in shares of Eastman common stock and common stock equivalents, respectively. See "Stock Ownership of Directors and Executive Officers -- Common Stock and Common Stock Units."

       Accordingly, at the maximum award level (30% of target annual compensation) for above goal performance, 5% of target compensation would be contributed to the employee's ESOP account, the 5% of target annual compensation placed at risk would be returned to the employee in cash, and an additional 20% of target annual compensation would be earned and paid to the employee in cash. On the other hand, if the Company's performance is below the target level, the employee will lose all or a portion of his or her at risk amount.

       1998 PAYOUT:

       - Awards of 8.83% (of a possible maximum of 30%) of target annual cash compensation were made to all employees under the Eastman Performance Plan, corresponding to the Company's return on capital being less than the cost of capital by 1.17% for 1998:

        - Of the total award amount, 3.83% of target annual cash compensation represents the cash portion of the payout and is included in the bonuses reported for the executive officers in the Summary Compensation Table.

        - The portion of the award not paid in cash is made as a contribution or credit to each named executive officer's ESOP or ESOP Excess Plan accounts and is reported in the "All Other Compensation" column of the Summary Compensation Table.

       ANNUAL PERFORMANCE PLAN

       KEY FEATURES:

       - Approximately 600 Company managers, including executive officers, participate.

       - The portion of pay at risk depends upon the level of responsibility within the Company. In 1998, executive officers named in the Summary Compensation Table had 28% to 35% of their target annual cash compensation at risk.

       - Payout is based on annual corporate performance versus pre-set goals for specified measures.

       - Measures established annually by the Compensation Committee based upon the Company's strategic emphasis for the following year:

        - Target levels of performance are established for one or more of the following objective business and financial measures: sales revenue growth, earnings from operations, cost improvements, cash flow, economic value created, productivity, quality, and customer satisfaction.

        - Each measure weighted for importance in determining final awards.

        - 1998 measures were: cost savings, labor productivity, economic value created (defined as after-tax operating profit minus a computed capital charge for average debt and equity employed during the year), unit volume growth, and a working capital measure (defined as receivables plus inventory minus payables divided by sales).

        - For participants having direct influence on the working capital measure (including each executive officer), cost savings, labor productivity, economic value created, unit volume growth, and working capital measures were each equally weighted at 20%; for all other participants, the measures were each weighted 25%, except for the working capital measure, which was weighted 0%.

       - Payout levels range from two times (2x) the "at risk" amount for above goal performance, to no award if minimum performance levels are not achieved. If minimum performance levels are not met and no award is earned, the participant loses the amount of pay at risk.

       1998 PAYOUT:

       - Awards of 0.953x of target award (of a possible maximum of 2x) were made to participants with direct influence on the working capital measure, including the named executive officers, under the Annual Performance Plan. All other participants received an award of 1.191x of target award:

        - Award levels were based upon Company performance in 1998 that was above the target level of performance for cost savings and labor productivity, at the minimum threshold level for unit volume growth and economic value created, and below the minimum threshold level for the working capital measure.

        - The award amount is included in the bonuses reported for the executive officers in the Summary Compensation Table.

LONG-TERM STOCK-BASED INCENTIVE PAY

     EQUITY-BASED COMPENSATION PROGRAM. Equity-based compensation plans are designed to facilitate employee stock ownership and to make a portion of every employee's pay dependent on long-term return to all shareowners. Important aspects of the current equity-based compensation program are:

Common Stock Under ESOP and ESOP
  Excess Plan........................  A portion of the Eastman Performance Plan payout is contributed or credited to each employee's ESOP or
                                       Eastman Excess ESOP Plan account. See "Eastman
                                       Performance Plan" above.
Stock Options........................  Stock option program, implemented under the Company's
                                       Omnibus Long-Term Compensation Plans, creates a
                                       direct link between compensation of key Company
                                       managers and long-term performance of the Company.
                                       See "Company Compensation and Benefit
                                       Plans -- Omnibus Long-Term Compensation Plans."
Performance Shares...................  Awarded under the Company's Omnibus Plans to provide an incentive for key managers to maximize return to
                                       shareowners relative to a peer group of chemical
                                       companies over three-year performance periods. See
                                       "Performance Shares -- Long-Term Performance
                                       Subplans" below.
Other Stock-Based Incentive Pay......  Under the Omnibus Plans, the Compensation Committee
                                       may also award additional stock-based compensation
                                       (with or without restrictions), performance shares or
                                       units, or additional options, including options with
                                       performance-based or other conditions to exercise.
Stock Ownership Expectations.........  Established for Company managers to encourage long-term stock ownership and the holding of shares
                                       awarded under the Omnibus Plans or acquired upon
                                       exercise of options. Over a five year period,
                                       managers will invest one-half to four times their
                                       target-level total annual cash compensation in
                                       Company stock or stock equivalents. See "Stock
                                       Ownership of Directors and Executive
                                       Officers -- Common Stock and Common Stock Units." An
                                       annual review of progress towards these guidelines is
                                       conducted and reported to the Chief Executive
                                       Officer.

     HOW STOCK-BASED INCENTIVE PAY LEVELS ARE DETERMINED. The Compensation Committee establishes the size of annual option awards under the current stock option program, and the number of performance shares under the Long-Term Performance Subplans ("LTPSs"), by considering recommendations from outside compensation consultants based upon long-term compensation reported by the peer companies in the chemical industry described above under "How Base Pay and Variable Pay Levels are Determined." These stock options are granted, and performance shares are awarded, at a level so that the estimated value of normalized annual option grants and LTPS target award levels, as a proportion of total annual compensation, approximates the median of the range of similar compensation of the compared companies. In determining the size of option awards, the Company utilizes the services of an external compensation consultant to derive approximate values of options using a variation of the Black-Scholes option-pricing model. In addition, the Compensation Committee has from time-to-time awarded stock-based compensation in addition to the regular option and performance share awards, in order to recognize certain performance or provide additional incentive to achieve specific business objectives.

          The estimated current values of total long-term stock-based incentive pay for 1998 range from approximately 10% of total compensation at lower levels of management to approximately 50% of total compensation for the Chief Executive Officer.

     STOCK-BASED INCENTIVE PAY FOR 1998

       STOCK OPTIONS:

       - When the Company began operating as an independent, publicly held company in 1994, approximately 350 of the approximately 500 key Company managers eligible for option grants had not previously received options. To promote stock ownership, the 1994 option grant was "front-loaded" so that three years' worth of option grants under the above guidelines were awarded to managers (including executive officers) in the first year.

       - The total of all grants from 1995-1998 was equivalent to two years' worth of option grants (i.e., one-half the normal amount). As a result, option grants for 1995, 1996, 1997, and 1998 (excluding "reload" options) were generally one-sixth the level of the grant in 1994.

       - Except as described below, the size of the stock option grants reported in the "Option Grants in Last Fiscal Year" table was determined by applying the methodology described under "How Stock-Based Incentive Pay Levels are Determined."

       - The Compensation Committee also awarded an additional option to Mr. Nethery to purchase 3,000 shares of Eastman common stock, and to Dr. Chitwood to purchase 2,000 shares of Eastman common stock. These awards were in recognition of their leadership of key Company initiatives.

       - Options granted in 1998 have an exercise price equal to 100% of the fair market value of the underlying common stock as of the date of grant.

       - Options granted in 1998 generally have 10-year terms.

       - Under the terms of his Employment Agreement, in December 1996 Mr. Henderson received a special one-time option to purchase 50,000 shares of common stock, which grant was in lieu of options that would normally be granted during the term of the Employment Agreement under the stock option program.

       PERFORMANCE SHARES -- LONG TERM PERFORMANCE SUBPLANS:

       - Performance shares were awarded to 42 key managers (including the executive officers in the Summary Compensation Table) under an LTPS of the Omnibus Plan.

       - The size of the performance share awards reported in the "Long-Term Incentive Plan -- Awards in Last Fiscal Year" table was determined by applying the methodology described under "How Stock-Based Incentive Pay Levels are Determined."

       - Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the three-year performance period, assuming reinvestment of dividends) relative to that of the companies identified in the Performance Graph.

       - Under LTPSs for the 1994-1996, 1995-1997, and 1996-1998 performance periods, payouts were based upon the Company's position in a quartile ranking of the unweighted total shareowner return of the compared companies. If the Company's total shareowner return ranked in the fourth quartile (below threshold), no awards were earned; if in the third quartile (threshold), 50% of the target awards were earned; if in the second quartile (target), 100% of the target awards were earned; and, if in the first quartile (maximum), 200% of the target awards were earned.

       - Under LTPSs for the 1997-1999 and 1998-2000 performance periods, payouts will be based upon the Company's position in a ranking of the unweighted total shareowner returns of the compared companies.

       - If earned, awards are paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the Executive Deferred Compensation Plan.

       - The payout reported in the Summary Compensation Table for the executive officers for the 1996-1998 LTPS performance period represents 50% of the target award (of a possible maximum of 200% of the target award) based upon the Company's total shareowner return ranking in the third quartile of the compared companies for the performance period.

          The total return comparisons under the LTPSs differ from that shown in the Performance Graph. For LTPS purposes, total percentage return on the common stock for the applicable three-year period is ranked with the total percentage returns on the common shares of each of the LTPS peer companies. The Performance Graph, on the other hand, compares the cumulative total return on an initial fixed investment in the Company's common stock and in an index comprised of the peer companies as a group, with the return of each component issuer weighted according to the respective issuer's market capitalization at the beginning of each period for which a return is indicated.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee determines the compensation of the Company's Chief Executive Officer in substantially the same manner as the compensation for other executive officers. Mr. Deavenport's base salary was increased on May 1, 1998 by $35,000 as a result of comparisons with the base salaries paid to chief executive officers of the companies described above under "How Base Pay and Variable Pay Levels are Determined."

     In March 1999, Mr. Deavenport received an Annual Performance Plan award in the amount of $430,836 and an award of $112,337 under the Eastman Performance Plan ($40,175 of which was contributed to his accounts in the ESOP and ESOP Excess Plan). Such awards were based upon the same overall performance levels in 1998 as were all other awards under the Annual Performance Plan and Eastman Performance Plan. Mr. Deavenport's awards for 1998 under the Annual Performance Plan and the Eastman Performance Plan were less than for 1997 because corporate performance did not meet overall plan targets. Accordingly, he lost a portion of his pay "at risk".

     Mr. Deavenport received an award of 10,900 performance shares under the LTPS for the 1998-2000 performance period, which represents approximately two-thirds of his stock-based incentive pay for 1998. The other portion of Mr. Deavenport's stock-based incentive pay for 1998 was in the form of an option to purchase 15,500 shares of Eastman common stock with an exercise price equal to the grant date market price of the underlying common stock. The size and terms of the option were determined by applying the same guidelines as those used for the grants to all other key Company executives as described above under "How Stock-Based Incentive Pay Levels are Determined."

     In February 1999, Mr. Deavenport received a payout for the 1996-1998 LTPS performance period equal to 5,450 shares, which represents 50% of his target award. Such payout was based upon the same relative total shareowner returns as were the other payouts under the 1996-1998 LTPS.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     The Compensation Committee intends to maximize the tax deductibility of compensation paid to the Company's Chief Executive Officer and other executive officers while maintaining the flexibility to compensate the officers in accordance with the Company's compensation policies.

     Section 162(m) of the Internal Revenue Code enacted pursuant to the Omnibus Budget Reconciliation Act of 1993 generally limits the deductibility to the Company of annual compensation (other than qualified "performance-based" compensation) in excess of $1 million paid to each of the Company's five highest paid executive officers. Base salaries, stock and stock-based compensation without performance conditions are generally subject to the $1 million limit on deductible compensation.

     Based on transition rules under Section 162(m), compensation attributable to stock options granted and performance shares awarded under the Company's 1994 Omnibus Plan prior to the approval by shareowners of the 1997 Omnibus Plan is expected to qualify for deductibility under Section 162(m). The Eastman Performance Plan, the Annual Performance Plan, LTPSs under the Omnibus Plans, and outstanding restricted stock awards under the Omnibus Plans each provide for the automatic deferral of compensation into the EDCP to the extent that payout or vesting would result in the recipient receiving compensation in excess of the $1 million cap under Section 162(m). The Chief Executive Officer was required to receive a portion of a restricted stock award which vested during 1998 in the form of deferred compensation into the EDCP.

     Based on a review of developments under Section 162(m), the Company adopted the 1997 Omnibus Plan and established certain amendments to the Eastman Performance Plan and the Annual Performance Plan in 1997. These plans were approved by shareowners in 1997 and meet the requirements of Section 162(m) with respect to stock option and performance share awards (under the 1997 Omnibus
Plan) and annual variable pay (under the Eastman Performance Plan and the Annual Performance Plan). This will result in such compensation being "performance-based" and fully deductible by the Company.

               Compensation and Management Development Committee
                           Gerald B. Mitchell (Chair)
                                Jerry E. Dempsey
                                    Lee Liu
                                Marilyn R. Marks

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on Eastman common stock from December 31, 1993 through December 31, 1998, to that of the Standard & Poor's 500 Stock Index and a group of peer issuers in the chemical industry. The peer group consists of the 19 chemical companies which best meet three objective criteria: (i) common shares traded on the New York Stock Exchange;
(ii) similar lines of business to those of the Company; and (iii) more than $1 billion in annual sales. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1993. The data in the graph has been provided by Standard & Poor's Compustat. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.
                                    (GRAPH)

                           12/31/93    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
                           --------    --------    --------    --------    --------    --------
Eastman Chemical Co.         100        109.93      139.52      127.14      141.16      109.51
S&P 500 Index                100        101.32      139.40      171.40      228.59      293.91
Peer Group(1)                100        113.01      136.87      164.28      206.14      182.16

----------------
(1) The peer group for 1998 consists of the following issuers: Air Products and Chemicals, Inc.; ARCO Chemical Company (acquired by Lyondell Petrochemical Company in August 1998); Crompton & Knowles Corporation; The Dow Chemical Company; E. I. du Pont de Nemours and Company; H. B. Fuller Company; The Geon Company; Georgia Gulf Corporation; Great Lakes Chemical Corporation;

     M. A. Hanna Company; Hercules Incorporated; Lyondell Chemical Company (formerly Lyondell Petrochemical Company); Millennium Chemicals Inc.; Morton International, Inc.; Rohm and Haas Company; Solutia Inc.; Union Carbide Corporation; Wellman, Inc.; and Witco Corporation. W.R. Grace & Co., which was included in the peer group in the Company's proxy statement last year, has been excluded from the Company's peer comparison group, and Solutia Inc., which was not included in the peer group in the Company's proxy statement last year, has been added to the Company's peer comparison group. In accordance with SEC requirements, the return for each issuer has been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

                                   APPENDIX A

                            EASTMAN CHEMICAL COMPANY

                   1999 DIRECTOR LONG-TERM COMPENSATION PLAN

1. Purpose

     The purpose of the Plan is to provide motivation to non-employee members of the Board of Directors of the Company to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Directors through the ownership and performance of Common Stock of the Company. Toward this objective, this Plan provides for regular, automatic grants of stock options and one-time, automatic awards of restricted stock on the terms and subject to the conditions set forth in the Plan.

2. Definitions

     2.1 "Award" means a stock option grant or restricted stock award under the Plan to a Participant pursuant to the terms, conditions, restrictions and/or limitations established herein.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Change In Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K, as in effect on December 31, 1998, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of
Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors, or (ii) individuals who constitute the Board on January 1, 1999 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that: any person becoming a director subsequent to January 1, 1999 whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least three-quarters ( 3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board, (iii) upon approval by the Company's shareowners of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or (iv) upon approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary. Notwithstanding the occurrence of any of the foregoing, the Committee may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change In Control shall not be so considered. Such determination shall be effective only if: (i) it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change In Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change In Control; and (ii) it would not, in the opinion of the Company's accountants, preclude the use of

"pooling of interest" accounting treatment for a Change in Control transaction that would otherwise qualify for such accounting treatment and which is contingent upon qualifying for such accounting treatment.

     2.4 "Change In Control Price" means the highest closing price (or, if the shares are not traded on an exchange, the highest last sale price or closing "asked" price) per share paid for the purchase of Common Stock in a national securities market during the ninety (90) day period ending on the date the Change In Control occurs.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 "Committee" means the Committee on Directors of the Board or such other committee, designated by the Board, authorized to administer the Plan under
Section 3 hereof. The Committee shall consist of not less than two members, each of whom is intended to be a "non-employee director" as such term is defined in Rule 16b-3 under the Exchange Act or any successor rule.

     2.7 "Common Stock" means the $.01 par value common stock of the Company.

     2.8 "Company" means Eastman Chemical Company.

     2.9 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     2.10 "Fair Market Value" means the closing price of the shares of Common Stock on the New York Stock Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded; provided, however, that if at any relevant time the shares of Common Stock are not traded on the New York Stock Exchange, the "Fair Market Value" shall be determined by reference to the closing price of the shares of Common Stock on another national securities exchange, if applicable, or if the shares are not traded on an exchange but are traded in the over-the-counter market, by reference to the last sale price or the closing "asked" price of the shares in the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service.

     2.11 "Participant" means any Director of the Company who is not an employee of the Company or a Subsidiary or a former Director, to the extent provided in
Section 6(f).

     2.12 "Plan" means the Eastman Chemical Company 1999 Director Long-Term Compensation Plan.

     2.13 "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 80 percent or more.

3. Administration

     The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; and (c) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority to vary the Directors who are Participants under the Plan or the form, type, timing, terms, conditions, restrictions, or limitations of, or other aspects of, Awards. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish.

4. Shares Available

     The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan during its term shall not exceed 60,000. Such amount shall be subject to adjustment as provided in Section 10. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance or vesting of such shares shall be available again for grant under the Plan. Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Company of the purchase price of Common Stock upon exercise of a stock option, or for withholding taxes due as a result of such exercise or as a result of the vesting of restricted stock, shall again be available for Awards under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

5. Effective Date; Term

     The Plan shall become effective as of the date upon which it is approved by the shareowners of the Company. No Awards shall be exercisable or vest before the Plan shall have become effective. No Awards (other than subsequent options granted pursuant to Section 6(f)) may be made pursuant to the Plan after the later of May 1, 2004 or the date of the Annual Meeting of Shareowners of the Company for the year 2004.

6. Annual Option Grants

     (a) Grant of Options. Immediately following each annual election of directors at an Annual Meeting of Shareowners of the Company, each Participant shall be granted, effective as of the date of such Annual Meeting, an option to purchase 1,000 shares of Common Stock. The foregoing number of shares shall be adjusted in accordance with the principles of Section 10 in the event of the occurrence of an event described therein.

     (b) Exercise Price. The exercise price of an option granted pursuant to this Section 6 shall equal the Fair Market Value of the Common Stock on the date the option is granted.

     (c) Medium and Time of Payment. The exercise price shall be payable in full upon the exercise of the option in cash, by check, or in shares of Common Stock held by the Participant for at least six months. Such shares shall be valued at their Fair Market Value as of the date of exercise.

     (d) Exercise. Each option granted under this Section 6 shall become exercisable as to one-half of the shares on the first anniversary of the date of grant and with respect to the remaining shares subject to such option on the second anniversary of the date of grant.

     (e) Term.  Options granted under this Section 6 shall have a term of ten
(10) years.

     (f) Subsequent Option. The option granted pursuant to Section 6(a) shall provide that, upon exercise of such option by the surrender of previously owned shares of Common Stock during such time as the Participant is a member of the Board or during the first 60 days following termination of the Participant's tenure on the Board, the Participant shall be granted a new option to acquire a number of shares of Common Stock equal to the number of shares surrendered in such exercise, having a term equal to the remaining term of the initial option, and having an exercise price equal to the Fair Market Value of the Common Stock at the time of exercise of the initial option. In other respects, such new option shall have the same terms and conditions as the initially granted option; provided, however, that (i) such new option shall not provide for the issuance of another option upon exercise of such new option with previously owned shares of Common Stock and, (ii) the new option shall become exercisable on the earlier of six months from the date of grant or such time as the Participant is no longer a member of the Board.

     (g) Stock Option Award Notice. Each option granted under this Plan shall be evidenced by a Stock Option Award Notice, substantially in the form attached hereto as Exhibit A.

7. One-Time Restricted Stock Awards

     (a) Grant of Award. Subject to the restrictions provided below, each Participant whose initial term of service on the Board begins on or after January 1, 1999 shall be granted an Award of shares of Common Stock having an aggregate Fair Market Value equal to $10,000, such grant to be effective as of the first day of such Participant's initial term of service on the Board of Directors, or, if later, the effective date of the Plan. The foregoing number of shares shall be adjusted in accordance with the principles of Section 10 in the event of an occurrence of an event described therein.

     (b) Award Restrictions. Common Stock awarded under Section 7(a) may not be transferred or sold by the Participant and is subject to forfeiture until vested in accordance with the following sentence. A restricted stock Award under
Section 7(a) will vest and all restrictions with respect thereto will lapse three (3) years from the date of such Award if and only if (i) the Participant is still a director of the Company at the end of such three-year period, or (ii) his or her tenure as director of the Company terminated during such three-year period by reason of death or disability, or (iii) his or her tenure as director of the Company terminated during such three-year period by reason of his or her failure to be reelected as a director in an election in which he or she consented to be named as a director nominee. If at the end of the three-year period referred to above the Participant is not still a director of the Company and his or her directorship terminated by any reason other than death, disability or the failure to be reelected as aforesaid, then the Participant's stock Award under Section 7(a) shall be canceled and forfeited.

     (c) Rights as Shareowners. During the period in which any shares of Common Stock are subject to the restrictions on transfer imposed under Section 7(b), the Participant shall have all of the rights of a shareowner with respect to such shares, including, without limitation, the right to vote such shares and to receive dividends.

     (d) Restricted Stock Award Notice; Evidence of Award. Each stock Award granted under this Plan shall be evidenced by a Restricted Stock Award Notice, substantially in the form attached hereto as Exhibit B. In addition, the restricted shares under any such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

8. Termination of Tenure

     If a Participant's tenure on the Board terminates for a reason other than death, disability, or completion of such Participant's current term in office, all unexercised, unearned, unvested and/or unpaid Awards, including without limitation, Awards earned but not yet paid shall be canceled or forfeited; provided, however, that any vested stock Award under Section 7 shall not be canceled or forfeited. The Committee shall have the authority to promulgate rules and regulations to administer the foregoing.

9. Nonassignability

     No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor during the lifetime of the Participant shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted, other than in the case of a permanent disability involving a mental incapacity (in which case such Award would be payable to or exercisable by the disabled Participant's legal representative).

10. Adjustment of Shares Available

     If there is a change in the number of outstanding shares of Common Stock through the declaration of stock dividends or stock splits, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock of the Company (or any successor to the Company), or any other transaction described in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the number and kind of shares of stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the shares of stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

11. Withholding Taxes

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event hereunder, the Company may elect in its discretion, and Participants may elect, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

12. Confidentiality

     A Participant will not, without the written consent of the Company, either during his or her term in office or thereafter, disclose to anyone or make use of any confidential information which he or she has acquired during his or her term in office relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her position as a director of the Company. A Participant shall forfeit all rights under this Plan to any unexercised, unpaid, or unvested Awards if the Participant has violated the agreement set forth in this Section 12.

13. Regulatory Approvals and Listings

     Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

14. No Right to Continued Position on Board

     Participation in the Plan shall not give any Participant any right to remain on the Board.

15. Amendment

     The Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without shareowner approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareowners of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations.

16. Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

17. Change In Control

          (a) Background.  Upon a Change In Control: (i) the terms of this
     Section 17 shall immediately become operative, without further action or consent by any person or entity; (ii) all conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, unvested, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

     (b) Valuation and Payment of Awards. Upon a Change In Control, all outstanding stock options and stock Awards shall be valued and paid in cash as soon as practicable but in no event later than 90 days after the Change In Control on the basis of the Change In Control Price; provided, however, that this Section 17(b) shall not apply if, in the opinion of the Company's accountants, its effect would be to preclude the use of "pooling of interest" accounting treatment for a Change In Control transaction that would otherwise qualify for such accounting treatment and which is contingent upon qualifying for such accounting treatment.

     (c) Miscellaneous. Upon a Change In Control, (i) the provisions of Sections 8 shall become null and void and of no further force and effect; and
(ii) no action, including, without limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Control.

     (d) Legal Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

18. No Right, Title, or Interest in Company Assets

     No Participant shall have any rights as a shareowner as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant's name, or, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Section 7 hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

19. Securities Laws

     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   EXHIBIT A
                                       TO
                   1999 DIRECTOR LONG-TERM COMPENSATION PLAN

                             ---------------------

                       FORM OF STOCK OPTION AWARD NOTICE
                             ---------------------

                      NOTICE OF NONQUALIFIED STOCK OPTION
                            GRANTED PURSUANT TO THE
                            EASTMAN CHEMICAL COMPANY
                   1999 DIRECTOR LONG-TERM COMPENSATION PLAN

                            GRANTEE:
                            NUMBER OF SHARES: 1,000
                            OPTION PRICE:
                            DATE OF GRANT:

     1. Grant of Option. This Award Notice serves to notify you that Eastman Chemical Company ("Company") has granted to you, under its 1999 Director Long-Term Compensation Plan ("Plan"), a nonqualified stock option ("Option") to purchase, on the terms and conditions set forth in this Award Notice and the Plan, the number of shares of its $.01 par value Common Stock ("Common Stock")
set forth above, at a price equal to $          per share. The Plan is
incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan.

     2. Period of Option Exercise.  The Option shall expire at 5:00 p.m.,
Eastern Standard Time, on                ("Expiration Date").

     3. Exercise of Option. The terms, times and conditions of exercise of the Option are as follows:

          (a) Subject to the terms set forth in this Award Notice, the Option shall become exercisable as to one half of the shares covered hereby on
                    , and as to the remaining shares on                .

          (b) Upon your death, your personal representative may exercise the Option, subject to the terms set forth in this Award Notice, until the Expiration Date.

          (c) The Option, may be exercised in whole or in part by completing and returning the exercise form delivered with the Option. The exercise form generally must be accompanied by, or make provision for, full payment in cash; by check; or by surrendering unrestricted shares of Common Stock having a value on the date of exercise equal to the exercise price, together with proof that such shares, if acquired through a previous option exercise, have been owned by the optionee for at least six months prior to the date of exercise of the Option; or in any combination of the foregoing; however, if you wish to pay with shares of Common Stock already held by you, you may submit a Stock Validation form attesting to the ownership of the shares instead of sending in actual share certificates.

          (d) Except under the circumstances described in Section 6 of this Award Notice, and subject to the final sentence of this Section 3(d), if you exercise the Option through the use of previously owned Common Stock (pursuant to Section 3(c)) that you have held for at least six months, you will be granted a new Option ("Reload Option") to acquire a number of shares of Common Stock equal to the number of shares so used, at an exercise price equal to the Fair Market Value of the Common Stock at the time of exercise of the Option, and having a term equal to the remaining term of the Option. The Reload Option will become exercisable six months from the date of grant. The Reload Option may be exercised through the use of previously owned shares of Common Stock (as described in Section 3(c) of this Award Notice), but you will not be granted an additional Option in connection with the exercise of the Reload Options. The Committee shall have the right, in its sole discretion, to discontinue the grant of Reload Options under the Plan at any time, effective upon written notice to you.

     4. Nontransferability. The Option is not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. The Option may be granted only to, and exercised only by you during your lifetime, except in the case of a permanent disability involving mental incapacity.

     5. Limitation of Rights. You will not have any rights as a shareowner with respect to the shares covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Notice gives you any right to be retained in the service of the Company or a Subsidiary.

     6. Termination. Upon termination of your directorship by reason of death, disability or retirement, or for another approved reason, as determined by the Committee, the Option will remain exercisable in accordance with its original terms, except that the Reload Option described in Section 3(d) of this Award Notice will not be granted in connection with any exercise of the Option occurring more than 60 days after the date of such termination. Upon termination of your directorship for a reason other than death, disability, retirement or another approved reason, any portion of the Option not previously exercised by you will be canceled and forfeited by you, without payment of any consideration by the Company.

     7. Confidentiality. You will forfeit all rights under the Option if you violate the confidentiality provisions contained in Section 12 of the Plan.

     8. Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     9. Change in Control. Section 17 of the Plan contains certain special provisions that will apply to the Option in the event of a Change in Control.

     10. Adjustment of Shares. If the number of outstanding shares of Common Stock changes through the declaration of stock dividends or stock splits, the number of shares subject to the Option and the exercise price of the Option will be appropriately adjusted. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock in the Company, the Committee will make any adjustments and modifications to the Option that it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee is authorized to make appropriate adjustments to the Option.

     11. Plan Controls. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the provisions of the Plan will be controlling and determinative.

                                   EXHIBIT B
                                       TO
                   1999 DIRECTOR LONG-TERM COMPENSATION PLAN

                             ---------------------

                     FORM OF RESTRICTED STOCK AWARD NOTICE
                             ---------------------

                        NOTICE OF LONG-TERM STOCK AWARD
                                PURSUANT TO THE
                            EASTMAN CHEMICAL COMPANY
                   1999 DIRECTOR LONG-TERM COMPENSATION PLAN

                            GRANTEE:
                            NUMBER OF SHARES:
                            DATE OF GRANT:

     1. Award of Long-Term Stock. Eastman Chemical Company ("Company") has granted to you, under its 1999 Director Long-Term Compensation Plan ("Plan"),
               (               ) shares ("Long-Term Stock") of its $.01 par
value Common Stock ("Common Stock") to be held as restricted stock under the terms of the Plan and this Award Notice ("Award Notice"). The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein shall have the respective meanings set forth in the Plan. The principal terms of the Plan, and the issuance by the Company of the Long-Term Stock under the terms of the Plan and this Award Notice, are described in the Prospectus for the Plan, which Prospectus has been delivered to you by the Company.

     2. Lapse of Restrictions. The restrictions on transfer described below with respect to the Long-Term Stock awarded to you hereunder shall lapse at 5:00
p.m., Eastern Standard Time, on                (the "Vesting Date"), if and only
if (a) you are still a director of the Company at that time or (b) your tenure as a director terminated during such three-year period by reason of death or disability or by reason of failure to be reelected as a director in an election in which you consented to be named as a nominee.

     3. Book-Entry Registration. The Long-Term Stock awarded pursuant to this Award Notice initially will be evidenced by book-entry registration only, without the issuance of a certificate representing such shares.

     4. Issuance of Shares. Subject to the provisions of Section(s) 7 and 10 of this Award Notice, the Company shall, provided that the conditions to vesting specified in Section 2 of this Award Notice are satisfied, issue a certificate or certificates representing the Long-Term Stock as promptly as practicable following the Vesting Date.

     5. Restrictions on Transfer of Shares. Shares of Long-Term Stock awarded under the Plan, and the right to vote such shares and to receive dividends thereon, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way prior to the Vesting Date, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After the Vesting Date, the unrestricted shares of Long-Term Stock may be issued during your lifetime only to you, except in the case of a permanent disability involving mental incapacity.

     6. Rights as a Shareowner. Except as otherwise provided in the Plan or this Award Notice, prior to the Vesting Date, you will have all of the other rights of a shareowner with respect to the Long-Term Stock, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of shareowners of the Company.

     7. Termination of Tenure as a Director. Upon termination of your tenure as a director of the Company, prior to the Vesting Date, other than by reason of death, disability or completion of your current term in office, all of the Long-Term Stock awarded to you shall be canceled and forfeited by you to the Company without the payment of any consideration by the Company. In such event, neither you nor your successors, heirs, assigns or personal representatives will thereafter have any further rights or interest in or with respect to such shares.

     8. Change in Control. Upon a Change in Control of the Company, the provisions of Section 17 of the Plan shall automatically and immediately become operative with respect to the Long-Term Stock.

     9. No Right to Continued Position on Board. Neither the Plan, the award of Long-Term Stock, nor this Award Notice shall give you any right to remain on the Company's Board of Directors.

     10. Confidentiality. It is a condition to your continued rights under the Plan, this Award Notice, and the Long-Term Stock that you not, without the Company's written consent, disclose to anyone or make use of any confidential information which you shall acquire during your term in office relating to any of the business of the Company, except as such disclosure or use may be required in connection with your position as a director of the Company. You will forfeit all rights with respect to any unvested shares of the Long-Term stock if you violate this confidentiality obligation.

     11. Restrictions on Issuance of Shares. If at any time the Company shall determine, in its sole discretion, that listing, registration or qualification of the shares of Long-Term Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or advisable as a condition to the award or issuance of certificate(s) for such Long-Term Stock hereunder, such award or issuance may not be made in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     12. Plan Controls. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Notice, the provisions of the Plan shall be controlling and determinative.

                          FORM OF PAPER PROXY (FRONT)
                          ---------------------------

     [EASTMAN LOGO]

     PROXY SERVICES
      P.O. BOX 9079
  FARMINGDALE, NY 11735


                                ADMISSION TICKET
                             RETAIN FOR ADMITTANCE

This is your Admission Ticket to Eastman's 1999 Annual Meeting of Shareowners. The meeting will be held at Eastman's Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee, on Thursday, May 6, 1999 at 10:00 am. If you plan to attend the Annual Meeting, please so indicate by checking the box on your proxy card. Directions and a regional map are on the reverse side of this insert.

                        1999 ANNUAL MEETING PROXY VOTING
                             YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted. Please vote by proxy, even if you plan to attend the Annual Meeting. This year you can vote your shares by proxy by telephone, through the Internet, or by mail.

The shares represented by proxy will be voted in accordance with your specifications. In the absence of specifications, your proxies will vote FOR items 1, 2 and 3, AGAINST item 4, and will vote in their discretion on any other matters that come before the meeting or any adjournment thereof.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to submit your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below. You will then be asked to provide voting instructions on each proposal. Your voting instructions will be repeated to you and you will be asked to confirm them.

SUBMIT YOUR PROXY BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to submit your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot. You will then be asked to provide instructions on each proposal and confirm your submission.

SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your attached proxy card and return it in the postage-paid envelope we've provided or return it to Eastman Chemical Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        IF YOU SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, PLEASE DO NOT
                             MAIL YOUR PROXY CARD.
                              THANK YOU FOR VOTING


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  [X]

                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EASTMAN CHEMICAL COMPANY

The Board of Directors recommends a vote FOR Items 1, 2, and 3 AGAINST Item 4.

                                                FOR WITHHOLD FOR ALL     To withhold authority to vote for less than all nominees,
                                                ALL    ALL   EXCEPT:     mark "For All Except" and write the name(s) of
1.  Election of Directors. (see reverse)                                  individual(s) for whom authority is withheld
    (1) Calvin A. Campbell, Jr.                 [ ]    [ ]     [ ]
    (2) Earnest W. Deavenport, Jr.
    (3) John W. Donehower                                                 ---------------------------------------------------------
    (4) Lee Liu
                                                                                                            FOR  AGAINST   ABSTAIN

                                                FOR  AGAINST   ABSTAIN                                      [ ]     [ ]      [ ]

2.  Approval of 1999 Director Long-Term         [ ]    [ ]       [ ]     4.  Adoption of shareowner proposal to discontinue use of
    Compensation Plan.                                                       "Bonuses" and  "Options, Rights, SARs, etc." as
                                                                             management compensation.

3.  Ratification of the appointment of          [ ]    [ ]       [ ]     If you plan to attend the Annual Meeting, please check
    PricewaterhouseCoopers LLP as                                        this box                                               [ ]
    Independent accountants

                                                                          To help us eliminate duplicate mailings to the same
                                                                          beneficial holders, please check the box if you hold
                                                                          shares in more than one account and wish to
                                                                          discontinue Annual Report mailing for this account    [ ]



---------------------------------------------                             ---------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]       DATE                             Signature [Joint Owners]                 DATE

                           FORM OF PAPER PROXY (BACK)
                           --------------------------

EASTMAN

Annual Meeting of Shareowners
Thursday, May 6, 1999
10:00 a.m.
Eastman Employee Center
400 South Wilcox Drive
Kingsport, Tennessee
(423) 224-0905

FROM INTERSTATE - 81:

Take exit 57B north to Kingsport.
Take exit 51 onto Business Route 93
(Wilcox Drive) north to Eastman Employee Center.
Located on left at corner of Wilcox Drive and Lincoln
Street.

FROM INTERSTATE - 181:

Take exit 51 onto Business Route 93 (Wilcox Drive)              [GRAPHIC OF MAP]
north to Eastman Employee Center.
Located on left corner of Wilcox Drive and Lincoln
Street.

FROM JOHN B. DENNIS BYPASS (ROUTE 93):

Exit north onto Lincoln Street to Wilcox Drive.
Take left onto Wilcox Drive.
Eastman Employee Center is the first entrance on right, building on left.




-------------------------------------------------------------------------------

                            EASTMAN CHEMICAL COMPANY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREOWNERS
                           TO BE HELD ON MAY 6, 1999

The undersigned hereby appoints Allan R. Rothwell and Harold L. Henderson, and each of them, with individual power of substitution, proxies to vote all shares of Common Stock of Eastman Chemical Company that the undersigned may be entitled to vote at the Annual Meeting of Shareowners to be held at Eastman's Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee, on May 6, 1999 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side of this card and are authorized to vote in their discretion on any other business that may come properly before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR ITEMS 1, 2, and 3, AND AGAINST ITEM 4.

Nominees for election of four directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2002 and until their successors are duly elected and qualified:

                 1) Calvin A. Campbell, Jr.
                 2) Earnest W. Deavenport, Jr.
                 3) John W. Donehower
                 4) Lee Liu

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------


DIALOGUE                   TYPE OF
 NUMBER                    DIALOGUE                    DIALOGUE
--------                   --------                    --------

   1                      GREETING 1                   HELLO. THANK YOU FOR CALLING THE TELEPHONE PROXY VOTING SERVICE.
                                                       - GO TO DIALOGUE #2.

   2                      GREETING 2                   PRESS ONE IF YOU ARE CALLING FROM A TOUCH-TONE PHONE AND HAVE YOUR PROXY
                                                       FORM IN FRONT OF YOU.
                                                       - Enter "1".
                                                         - GO TO DIALOGUE #3.
                                                       - Enter INVALID response. "Please call back when you have your Proxy Form.
                                                         Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction."
                                                       - DISCONNECT.
                                                         - WHEN AN INVALID RESPONSE OF MORE THAN 1 DIGIT IS ENTERED, THE CALLER IS
                                                           DISCONNECTED WITHOUT A MESSAGE.
                                                       - Enter NOTHING. "Please call back when you have your Proxy Form. Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction."
                                                         - DISCONNECT.

   3                      LET'S BEGIN                  LET'S BEGIN.
                                                         - GO TO DIALOGUE #4.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------


DIALOGUE          TYPE OF
NUMBER            DIALOGUE           DIALOGUE
--------          --------           --------
4                 ENTER CN           PLEASE ENTER THE TWELVE DIGIT CONTROL NUMBER LOCATED ON
                                     THE PROXY FORM.
                                     - Enter 12 VALID CONTROL NUMBER DIGITS during or after
                                       dialogue #s 3 & 4.
                                       - GO TO DIALOGUE #5.

                                     - Enter 12 INVALID CONTROL NUMBER DIGITS during or after
                                       dialogue #s 3 & 4. "Sorry, your Control Number is
                                       invalid."
                                       - GO TO DIALOGUE #4.
                                           - A THIRD INVALID attempt triggers the "Sorry
                                             Problems" message and disconnects.

                                     - Enter 1 TO 11 INVALID DIGITS/CHARACTERS during or after
                                       dialogue #s 3 & 4. "Sorry, your input was invalid."
                                       - GO TO DIALOGUE #4
                                           - A THIRD INVALID attempt triggers the "Sorry
                                             Problems" message and disconnects -.

                                     - Enter NOTHING. "I have not received your response." OR
                                       "Sorry, your input was invalid."
                                        - GO TO DIALOGUE #4.
                                           - A THIRD NO RESPONSE triggers the "Sorry
                                             Problems" message and disconnects-.

5                 THANK YOU          THANK YOU.
                                     WHEN VOTE IS IN ADVANCE OF THE MEETING DATE...
                                     - GO TO DIALOGUE #6.
                                       OR
                                     WHEN VOTE IS ON THE DAY OF OR PASSED THE MEETING DATE...
                                       "Your vote cannot be accepted. It is the day of the
                                       meeting or the vote is late."
                                     - GO TO DIALOGUE #4.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------



DIALOGUE                           TYPE OF
NUMBER                             DIALOGUE                    DIALOGUE
--------                           --------                    --------
6                                  ACCEPT DEFAULT              IF YOU ELECT TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS,
                                                               PRESS ONE. IF YOU ELECT TO VOTE ON DIRECTORS AND PROPOSALS
                                                               INDIVIDUALLY, PRESS TWO.
                                                               - Enter "1".
                                                                 - GO TO DIALOGUE #24.
                                                               - Enter "2".
                                                                 - GO TO DIALOGUE #7.
                                                               - Enter NOTHING or an INVALID response. "I have not
                                                                 received your response." or "Sorry, you input was
                                                                 invalid."
                                                                 - GO TO DIALOGUE #6.
                                                                            - A THIRD NO RESPONSE or INVALID RESPONSE
                                                                              triggers the "Sorry Problems" message and
                                                                              disconnects-.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------



DIALOGUE                           TYPE OF
NUMBER                             DIALOGUE                 DIALOGUE
------                             --------                 --------
7                                  NOMINEE VOTE                 IF YOU WISH TO VOTE FOR ALL NOMINEES, PRESS ONE.
                                                                TO WITHHOLD ALL NOMINEES, PRESS TWO.
                                                                TO WITHHOLD SPECIFIC NOMINEES, PRESS THREE.
                                                            -   Enter "1"
                                                                - GO TO DIALOGUE #8.
                                                            -   Enter "2"
                                                                - GO TO DIALOGUE #9.
                                                            -   Enter "3"
                                                                - GO TO DIALOGUE #10.
                                                            -   Enter NOTHING or an INVALID response. "I have not
                                                                receive your response" OR "Sorry, your input was
                                                                invalid."
                                                                - GO TO DIALOGUE #7
                                                                      - A THIRD NO RESPONSE or INVALID RESPONSE
                                                                        triggers the "Sorry Problems" message and
                                                                        disconnects -.


                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE       TYPE OF
NUMBER         DIALOGUE       DIALOGUE
--------       --------       --------
   8           FOR ALL        YOU HAVE VOTED FOR ALL NOMINEES. IF THIS IS
               NOMINEES       CORRECT, PRESS ONE. IF THIS IS NOT CORRECT, PRESS
                              TWO.

                              - Enter "1".
                                  - GO TO DIALOGUE #16.

                              - Enter "2".
                                  - GO TO DIALOGUE #7.

                              - Enter NOTHING or an INVALID response. "I have
                                not received your response." OR "Sorry, your input was invalid."
                                  - GO TO DIALOGUE #8.
                                        - A THIRD NO RESPONSE or INVALID
                                          RESPONSE triggers the "Sorry Problems"
                                          message and disconnects -.

   9           WITHHOLD       YOU HAVE VOTED TO WITHHOLD ALL NOMINEES. IF THIS IS
               ALL NOMINEES   CORRECT, PRESS ONE. IF THIS IS NOT CORRECT, PRESS
                              TWO.

                              - Enter "1".
                                  - GO TO DIALOGUE #16.

                              - Enter "2".
                                  - GO TO DIALOGUE #7.

                              - Enter NOTHING or an INVALID response. "I have
                                not received your response." OR "Sorry, your input was invalid."
                                  - GO TO DIALOGUE #9.
                                        - A THIRD NO RESPONSE or INVALID
                                          RESPONSE triggers the "Sorry Problems"
                                          message and disconnects -.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------



DIALOGUE   TYPE OF
NUMBER     DIALOGUE               DIALOGUE
--------   --------               --------
   10      SPECIFIC NOMINEE       YOU HAVE CHOSEN TO WITHHOLD SPECIFIC NOMINEES.
                                  - GO TO DIALOGUE # 11.

   11      ENTER NOMINEE          ENTER THE NUMBER THAT IS IN FRONT
                                  OF THE NAME OF THE NOMINEE YOU WISH TO
                                  WITHHOLD. IF YOU ARE FINISHED, ENTER ZERO
                                  ZERO.
                                  - Enter VALID number between 1 and
                                    4.
                                    - GO TO DIALOGUE # 12.
                                  - Enter VALID number between 1 and
                                    4 that was previously entered - therefore
                                    a duplicate nominee number.
                                    - GO TO DIALOGUE # 13.
                                  - Enter "00".
                                    - GO TO DIALOGUE # 16.
                                  - Enter INVALID digit(s).
                                    - GO TO DIALOGUE # 14.
                                  - Enter NOTHING.
                                    - GO TO DIALOGUE # 16.

   12      VERIFY NOMINEE         YOU HAVE ENTERED NOMINEE NUMBER [NUMBER FOR
                                  NOMINEE FOR WHOM AUTHORITY WITHHELD].  IF
                                  THIS IS CORRECT, PRESS ONE. IF THIS IS NOT
                                  CORRECT, PRESS TWO.
                                  - Enter "1".
                                    - GO TO DIALOGUE # 15.
                                  - Enter "2".
                                    - GO TO DIALOGUE # 15.
                                  - Enter NOTHING or an INVALID RESPONSE. "I
                                    have not received your response." OR
                                    "Sorry, your input was invalid."
                                    - GO TO DIALOGUE # 12. -- (Only "if . . .
                                      correct, press one - if . . . not
                                      correct, press two" is repeated.)
                                      - A THIRD NO RESPONSE or INVALID RESPONSE
                                        triggers "Sorry Problems" message and
                                        disconnects -.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------






DIALOGUE     TYPE OF
NUMBER       DIALOGUE          DIALOGUE
--------     --------          --------

   13        DUP NOMINEE       YOU HAVE ALREADY SELECTED NOMINEE NUMBER  [NUMBER FOR DUPLICATE NOMINEE]
                                  -  GO TO DIALOGUE #15.

   14        INVALID           YOUR ENTRY WAS INVALID. THE NOMINEE NUMBER
             NOMINEE           MUST BE BETWEEN ONE AND FOUR.
                                  -  GO TO DIALOGUE #15.

   15        ANOTHER           IF YOU WISH TO WITHHOLD ANOTHER NOMINEE,
             NOMINEE           ENTER THE  NUMBER THAT IS IN
                               FRONT OF THE NAME OF THE NOMINEE YOU WISH
                               TO WITHHOLD. IF YOU ARE FINISHED, ENTER
                               ZERO ZERO.
                               -  Enter VALID number between
                                  1 and 4 to withhold another nominee.
                                  -  GO TO DIALOGUE #12.
                               -  Enter VALID number between
                                  1 and 4 that was previously entered -
                                  therefore a duplicate nominee number.
                                  -  GO TO DIALOGUE #13.
                               -  Enter "00".
                                  -  GO TO DIALOGUE #16.
                               -  Enter INVALID nominee number.
                                  -  GO TO DIALOGUE #14.
                               -  Enter NOTHING.
                                  -  GO TO DIALOGUE #16.

   16        PROPOSAL          PROXY VOTING CONTINUES WITH PROPOSAL VOTING.
             VOTING               -  GO TO DIALOGUE #17.

   17        PROPOSAL          WE ARE READY TO ACCEPT YOUR VOTE FOR PROPOSAL...
             NAME                 -  GO TO DIALOGUE #18.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE      TYPE OF
NUMBER        DIALOGUE               DIALOGUE
--------      --------               --------
18            PROPOSAL VOTE          IF YOU ARE VOTING FOR THIS PROPOSAL, PRESS ONE. IF YOU ARE
                                     VOTING AGAINST THIS PROPOSAL, PRESS TWO. IF YOU WISH TO
                                     ABSTAIN, PRESS THREE.
                                     - Enter "1", "2", "3", ETC. (proposal numbers may vary) to vote on a specific proposal.
                                     - GO TO DIALOGUE #17 to vote on another proposal.
                                     - GO TO DIALOGUE #19 after all proposals are voted.
                                     - Enter NOTHING or INVALID RESPONSE. "I have not received
                                       your response." OR "Sorry, your input was invalid."
                                       - GO TO DIALOGUE #17.
                                                - A THIRD NO RESPONSE OR INVALID RESPONSE
                                                  triggers "Sorry Problems" message and
                                                  disconnects -.

19             NOMINEE VOTE          YOU HAVE VOTED FOR ALL NOMINEES.
               CONFIRMATION                      OR
                                     YOU HAVE VOTED TO WITHHOLD ALL NOMINEES.
                                                 OR
                                     YOU HAVE VOTED TO WITHHOLD NOMINEE
                                     [LIST WITHHELD NOMINEES]. . .
                                     - GO TO DIALOGUE #20.

20             FOR PROPOSAL          YOU HAVE VOTED FOR PROPOSAL . . .

21             AGAINST               YOU HAVE VOTED AGAINST PROPOSAL . . .
               PROPOSAL

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE          TYPE OF
NUMBER            DIALOGUE           DIALOGUE
--------          --------           --------
   22             ABSTAIN            YOU HAVE VOTED TO ABSTAIN FROM PROPOSAL...
                  PROPOSAL
                                     - Dialogues 20, 21 and 22 are repeated until all proposal
                                       votes are verified.
                                          - GO TO DIALOGUE #23.

   23             CONFIRM VOTES      IF THIS IS CORRECT, PRESS ONE. IF THIS IS NOT CORRECT, PRESS
                                     TWO. IF YOU WOULD LIKE YOUR VOTE REPEATED TO YOU, PRESS
                                     THREE.
                                     - Enter "1". "A vote has been recorded for
                                                    Control Number............".
                                          - GO TO DIALOGUE #26.
                                     - Enter "2"
                                          - GO TO DIALOGUE #6.
                                             - A THIRD ENTRY OF THIS RESPONSE triggers
                                               the "Too Many Incorrect" message, followed
                                               by the "Sorry Problems" message and
                                               disconnects.

                                     - Enter "3".
                                          - GO TO DIALOGUE #19.
                                     - Enter NOTHING or INVALID response. "I have not received
                                        your response." OR "Sorry, your input was invalid."
                                          - GO TO DIALOGUE #19, 20, 21, 22.
                                              - A THIRD NO RESPONSE OR INVALID RESPONSE
                                                triggers "Sorry Problems" message and
                                                disconnects-.

   24             VOTE               YOU HAVE ELECTED TO VOTE AS THE BOARD OF DIRECTORS HAS
                  RECOMMEND          RECOMMENDED.
                                          - GO TO DIALOGUE #25.


                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------


DIALOGUE          TYPE OF
 NUMBER           DIALOGUE          DIALOGUE
--------          --------          --------

   25             BOARD             THE BOARD RECOMMENDED A VOTE TO ELECT
                  RECOMMENDS        ALL PROPOSED NOMINEES AND A VOTE
                                    FOR PROPOSALS TWO AND THREE AND AGAINST
                                    PROPOSAL FOUR. IF THIS IS CORRECT, PRESS
                                    ONE. IF THIS IS NOT CORRECT, PRESS TWO. IF
                                    YOU WOULD LIKE YOUR VOTE REPEATED TO YOU,
                                    PRESS THREE.
                                    - Enter "1". "A vote has been recorded for
                                                  Control Number .............".
                                      - GO TO DIALOGUE #26.
                                    - Enter "2".
                                      - GO TO DIALOGUE #6.
                                        - A THIRD ENTRY OF THIS response
                                          triggers the "Too Many Incorrect"
                                          message, followed by the "Sorry
                                          Problems" message and disconnects-.
                                    - Enter "3".
                                      - GO TO DIALOGUE #24.
                                    - Enter NOTHING or an INVALID RESPONSE. "I
                                      have not received your response." OR
                                      "Sorry, your input was invalid."
                                      - GO TO DIALOGUE #24.
                                        - A THIRD NO RESPONSE or INVALID
                                          response triggers "Sorry Problems"
                                          message and disconnects -.

                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

DIALOGUE       TYPE OF
NUMBER         DIALOGUE       DIALOGUE
--------       --------       --------
   26          CONCLUDE       IF THIS CONCLUDES YOUR BUSINESS, PRESS ONE. IF
               BUSINESS       YOU WOULD LIKE TO VOTE FOR ANOTHER PROXY ELECTION,
                              PRESS TWO.

                              - Enter "1".
                                  - GO TO DIALOGUE #27.

                              - Enter "2".
                                  - GO TO DIALOGUE #27.

                              - Enter NOTHING or INVALID response. "I have
                                not received your response." OR "Sorry, your input was invalid."
                                  - GO TO DIALOGUE #26.
                                        - A THIRD NO RESPONSE or INVALID
                                          RESPONSE triggers "Sorry Problems"
                                          message and disconnects -.

   27          RECORD VOTES   ALL OF YOUR VOTES HAVE BEEN RECORDED BY THE
                              TELEPHONE PROXY VOTING SERVICE. DO NOT MAIL IN
                              YOUR PROXY CARD. KEEP IT AS A RECORD OF YOUR VOTE.

                                  - GO TO DIALOGUE #4 - if voting for another
                                    Proxy Election based on voter's response to dialogue #26.

                                  - GO TO DIALOGUE #28 - if not voting for
                                    another Proxy Election based on voter's
                                    response to dialogue #26.

   28          THANK YOU      THANK YOU FOR CALLING THE TELEPHONE PROXY VOTING
                              SERVICE. THIS CONCLUDES YOUR TRANSACTION.
                                   - Disconnect.


                SCRIPT OF DIALOGUE FOR PROXY VOTING BY TELEPHONE
                ------------------------------------------------

STANDARD DIALOGUES REPEATED UNDER VARIOUS CONDITIONS

THE DIALOGUES BELOW ARE SPOKEN UNDER VARIOUS CIRCUMSTANCES. GENERALLY, THE "SORRY PROBLEMS" DIALOGUE IS REPEATED ON THE THIRD ATTEMPT TO GET VALID INFORMATION.

TYPE OF INSTRUCTION                DIALOGUE
-------------------                --------
SORRY PROBLEMS                     We are sorry you are experiencing problems entering your vote.
                                   please call later and try again.

                                   - NOTE
                                     THE "SORRY PROBLEMS" DIALOGUE IS GENERALLY REPEATED AFTER ANY
                                     COMBINATION OF THREE INVALID RESPONSES OR NON RESPONSES TO A SET
                                     OF DIALOGUES. THIS IS FOLLOWED BY A DISCONNECTION.

TOO MANY INCORRECTS                  You have made too many incorrect entries. Please call back when you have the correct information.

                                   - NOTE
                                     THE "TOO MANY INCORRECTS" DIALOGUE IS GENERALLY REPEATED WHEN
                                     THERE ARE SEVERAL CHANGES AND INCONSISTENCIES RESPONDING TO A
                                     SET OF DIALOGUES. THIS IS FOLLOWED BY THE "SORRY PROBLEMS"
                                     DIALOGUE AND A DISCONNECTION.

INVALID INPUT                      Sorry, your input was invalid.

PAUSE .5                           [ 500 ms of silence ]  (Amount of pause time permitted between caller's vote and continuation of telephone dialogue.)

               TEXT OF E-MAIL MESSAGE FOR ELECTRONIC DELIVERY OF
          PROXY STATEMENT AND ANNUAL REPORT AND INTERNET PROXY VOTING
          -----------------------------------------------------------

PROXYVOTE.COM
You elected to receive shareholder communications and submit voting instructions via electronic means on the Internet by enrolling at www.InvestorDelivery.com, or during a prior vote at www.ProxyVote.com. This E-mail contains information specific to your holding in the corporation identified below. Please read the instructions carefully before proceeding.

This is a NOTIFICATION of the:
1999 EASTMAN CHEMICAL COMPANY Annual Meeting of Shareowners
Meeting Date: May 6, 1999
For Holders as of: March 15, 1999
CUSIP Number: 277432100

ACCOUNT NUMBER:
CONTROL NUMBER:
You can enter your voting instructions and view the shareholder material at the following Internet site:
http://www.ProxyVote.com
Note: If your E-mail software supports it, you can simply click on the above link. To access www.ProxyVote.com, you will need the above CONTROL NUMBER and the four digit PIN number you enrolled with at either www.ProxyVote.com or www.InvestorDelivery.com (we suggested the last four digits of your Social Security number or Tax ID). Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting date. The relevant corporate materials can also be found at the following Internet sites:

ANNUAL REPORT
http://www.eastman.com/fin/ar98/ar.pdf
PROXY STATEMENT
http://www.eastman.com/fin/ar98/images/G52752.pdf

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Please REPLY to this email with any comments or questions about www.ProxyVote.com.

               TEXT OF COMPUTER SCREENS FOR INTERNET PROXY VOTING
               --------------------------------------------------


                            WELCOME TO PROXYVOTE.COM

Please select one of the links below...

If you received your proxy material in the mail, please have your material and your control number ready.

If you received a notification via e-mail, please have your control number and Personal Identification Number ready.

To submit your voting instructions over our secure site, click HERE.

If your browser cannot support secure transactions via SSL encryption, click
HERE.

Need to update to a security enabled browser?  Click HERE.

INTERNET PROXY VOTING

You can submit your proxy voting instructions right over the Internet

It's fast, convenient, and your voting instructions are immediately posted.

If you received notification by postal mail:

  1. Read the Proxy Statement. The accompanying Voting Instruction Form or Proxy Card contains your Control Number.
  2.  Enter the 12 digit Control Number to access an electronic ballot.
  3.  Complete the electronic ballot and submit your voting instructions.
  4. Provide your E-Mail address if you want confirmation of your voting instructions.

If you received notification by E-Mail:

  1. To access an electronic ballot, enter the 12 digit Control Number contained in your E-Mail message and the PIN you used when you enrolled for electronic delivery.
  2. The ballot displayed contains Internet Links to the Proxy Statement and the Annual Report; read them carefully.
  3.  Complete the ballot and submit your voting instructions.

Enter your CONTROL NUMBER [     ] (Please skip any spaces)

Enter your PIN NUMBER [     ] (last 4 digits of your SS#):
                              (Required for the E-Mail option only)
Click to continue

                            Sample Ballot (scroll 1)

                             INTERNET PROXY VOTING

                    EASTMAN CHEMICAL COMPANY ANNUAL MEETING
                 TO BE HELD ON 5/6/99 FOR HOLDERS AS OF 3/15/99

                                CUSIP 277432100

      THE FOLLOWING ARE LINKS TO THE EASTMAN CHEMICAL COMPANY SHAREHOLDER
                                   MATERIALS.
  CLICK TO VIEW THEM. WHEN YOU HAVE FINISHED, USE YOUR BROWSER'S "BACK" BUTTON
                             TO RETURN TO PROXYVOTE
                                PROXY STATEMENT
                                 ANNUAL REPORT

                              Your CONTROL NUMBER:

                               Ballot (scroll 2)

Management Recommendations:

Choose this if you would like to vote your shares following management's recommendations. See below for the detailed recommendations. Please read it carefully.

Vote my shares per management's recommendations
-------------------------------------------------------------------------------


Proxy Ballot:

Directors:
Directors Recommend: A vote for election of the following nominees:

___ For All Nominees     ___  Withhold All Nominees

___ Withhold Authority to Vote for any Individual Nominee.

     Select Nominee(s) Below.

     [ ] Calvin A. Campbell, Jr.

     [ ] Earnest W. Deavenport, Jr.

     [ ] John W. Donehower

     [ ] Lee Liu

                               Ballot (scroll 3)

PROPOSALS:

Please indicate your proposal selections by clicking on the fields below.

02. APPROVAL OF 1999 DIRECTOR LONG-TERM COMPENSATION PLAN.
    Directors Recommend: FOR

    [ ] For        [ ] Against       [ ] Abstain

03. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.
    Directors Recommend: FOR

    [ ] For        [ ] Against       [ ] Abstain


04. ADOPTION OF SHAREOWNER PROPOSAL TO DISCONTINUE USE OF "BONUSES" AND "OPTIONS, RIGHTS, SARs, ETC.," AS MANAGEMENT COMPENSATION.
    Directors Recommend: AGAINST

    [ ] For        [ ] Against       [ ] Abstain

                            Verification/Submission
                             (common to all votes)

                                   (scroll 1)

                             INTERNET PROXY VOTING

                             PROXY FINAL SUBMISSION

            Please check all of the information below for accuracy.
              See instructions below and click on Final Submission



               --------------------------------------------------


                              Your Control Number:

                    EASTMAN CHEMICAL COMPANY Annual Meeting

                 To be held on 5/6/99 for holders as of 3/15/99

                                CUSIP 277432100

                           Verification / Submission
                      (with management's recommendations)
                                   (scroll 2)

             YOU ELECTED TO VOTE WITH MANAGEMENT'S RECOMMENDATION

DIRECTORS: CALVIN A. CAMPBELL, JR., EARNEST W. DEAVENPORT, JR.,
           JOHN W. DONEHOWER, LEE LIU

Directors Recommend and Will Vote For All Directors
------------------------------------------------------------------------------


PROPOSALS:

02  APPROVAL OF 1999 DIRECTOR LONG-TERM COMPENSATION PLAN.
    Directors Recommend and Will Vote For This Proposal

------------------------------------------------------------------------------

03 RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.
    Directors Recommend and Will Vote For This Proposal

------------------------------------------------------------------------------

04 ADOPTION OF SHAREOWNER PROPOSAL TO DISCONTINUE USE OF "BONUSES" AND "OPTIONS, RIGHTS, SARs, ETC." AS MANAGEMENT COMPENSATION.
    Directors Recommend and Will Vote Against This Proposal

------------------------------------------------------------------------------

If any of the above information is incorrect, return to the proxy ballot form by using the BACK feature of your Browser Program.

                            Verification/Submission
                         (specific voting instructions)
                                   (scroll 2)

DIRECTORS:

CALVIN A. CAMPBELL JR., EARNEST W. DEAVENPORT, JR., JOHN W. DONEHOWER, LEE LIU

You Voted: To Withhold Authority to Vote for the Following Individual Nominees.

[LIST OF NAMES OF NOMINEES FOR WHOM AUTHORITY WITHHELD]

-------------------------------------------------------------------------------

PROPOSALS:

02. APPROVAL OF 1999 DIRECTOR LONG-TERM COMPENSATION PLAN.

    YOU VOTED: [FOR] [AGAINST] This Proposal

03. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

    YOU VOTED: [FOR] [AGAINST] This Proposal

04. ADOPTION OF SHAREOWNER PROPOSAL TO DISCONTINUE USE OF "BONUSES" AND "OPTIONS, RIGHTS, SARS, ETC. "AS MANAGEMENT COMPENSATION.

    YOU VOTED: [FOR] [AGAINST] This Proposal

                            VERIFICATION/SUBMISSION
                               (unmarked ballot)
                                   (scroll 2)

Directors:

CALVIN A. CAMPBELL, JR., EARNEST W. DEAVENPORT, JR., JOHN W. DONEHOWER, LEE LIU

YOU DID NOT VOTE: Directors Recommend and will Vote For All Directors
--------------------------------------------------------------------------------

Proposals:

02.  APPROVAL OF 1999 DIRECTOR LONG-TERM COMPENSATION PLAN.

YOU DID NOT VOTE: Directors Recommend and will Vote For This Proposal
--------------------------------------------------------------------------------

03. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

YOU DID NOT VOTE: Directors Recommend and will Vote For This Proposal
--------------------------------------------------------------------------------

04. APPROVAL OF SHAREOWNER PROPOSAL TO DISCONTINUE USE OF "BONUSES" AND "OPTIONS, RIGHTS, SARs, ETC." AS MANAGEMENT COMPENSATION.

YOU DID NOT VOTE: Directors Recommend and will Vote Against This Proposal
--------------------------------------------------------------------------------

If any of the above information is incorrect, return to the proxy ballot form by using the Back feature of your Browser Program.
--------------------------------------------------------------------------------

                            Verification/Submission
                             (common to all votes)

If you would like to receive an electronic confirmation when this vote is recorded enter your E-Mail address here:

E-Mail:
       --------------------------------

You now have the option to receive future shareholder communications (Annual Reports, Proxy Statements, etc.) electronically, instead of in print. This will save postage and mailing costs for the company(s) in which you have invested. It also means that you can vote future proxies electronically, without a trip to the Post Office.

Participation is completely your choice. To send future shareholder communications to you electronically, we require your permission. We also require you to choose a four digit personal identification number. Most people prefer to use the last four digits of their Social Security number. In the future, when, and if, material is available electronically, we will send you an e-mail which will contain information that will point you to an Internet location where the material is available.

You only have to enroll this investment account once. It will automatically apply to any other company that offers electronic distribution. We hope you will give this option your serious consideration.


ENROLLMENT

I wish to receive future shareholder communications electronically at the E-MAIL address supplied above. I have chosen an my four digit personal identification number __________.

-------------------------------------------------------------------------------

If all of the above information is correct then click on Final Submission below.

If any of the above information is incorrect, return to the proxy ballot form by using the Back feature of your Browser Program.

                                Final Submission

                             INTERNET PROXY VOTING


                              Thank You For Voting

                        To cast another vote Click Here
                                             ----------

                              (Typical Error page)

                             INTERNET PROXY VOTING

                               Proxy Voting Error

          ------------------------------------------------------------

The Following Was Reported By The ProxyVote Server:

Sorry, you have entered the Control Number from the voting instruction form incorrectly.

Please click on the Internet browser "Back" button, check the number and try again.





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